                                                                  Exhibit 10(aa)






                                 $42,500,000.00

                                CREDIT AGREEMENT

                          Dated as of September 7, 2001

                                      among

                              CANTEL MEDICAL CORP.

                                  AS BORROWER,

                      THE BANKS, FINANCIAL INSTITUTIONS AND
                    OTHER INSTITUTIONAL LENDERS NAMED HEREIN,

                               AS INITIAL LENDERS,

                              FLEET NATIONAL BANK,

                            as Initial Issuing Bank,
                               as Swing Line Bank
                                       and
                             AS ADMINISTRATIVE AGENT

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,

                             AS DOCUMENTATION AGENT

                                  TABLE OF CONTENTS

                                                                                                           Page No.
ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS.......................................................................1

   Section 1.1  Certain Defined Terms.............................................................................1
   Section 1.2  Computation of Time Periods......................................................................30
   Section 1.3  Construction.....................................................................................30

ARTICLE II  AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT..........................................31

   Section 2.1  The Advances.....................................................................................31
   Section 2.2  Making the Advances..............................................................................32
   Section 2.3  Issuance of and Drawings and Reimbursement Under Letters of Credit...............................35
   Section 2.4  Repayment of Advances............................................................................37
   Section 2.5  Termination or Reduction of the Commitments......................................................38
   Section 2.6  Prepayments......................................................................................39
   Section 2.7  Interest.........................................................................................42
   Section 2.8  Fees.............................................................................................43
   Section 2.9  Conversion of Advances...........................................................................44
   Section 2.10  Increased Costs, Etc............................................................................45
   Section 2.11  Payments and Computations.......................................................................46
   Section 2.12  Taxes...........................................................................................48
   Section 2.13  Sharing of Payments, Etc........................................................................50
   Section 2.14  Use of Proceeds.................................................................................51
   Section 2.15  Defaulting Lenders..............................................................................51
   Section 2.16  Removal of Lender...............................................................................53

ARTICLE III  CONDITIONS OF LENDING...............................................................................54

   Section 3.1  Conditions Precedent to Initial Extension of Credit..............................................54
   Section 3.2  Conditions Precedent to Each Borrowing and Issuance..............................................61
   Section 3.3  Determinations Under Section 3.1.................................................................62

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE BORROWER.......................................................62

   Section 4.1  Organization.....................................................................................62
   Section 4.2  Subsidiaries.....................................................................................63
   Section 4.3  Corporate Power, Authorization...................................................................63


                                       -i-

   Section 4.4  Governmental Authorizations, Approvals...........................................................63
   Section 4.5  Due Execution, Validity, Enforceability..........................................................64
   Section 4.6  Financial Statements.............................................................................64
   Section 4.7  Pro Forma Financial Statements...................................................................65
   Section 4.8  Accurate Information.............................................................................65
   Section 4.9  Litigation.......................................................................................65
   Section 4.10  Regulation U....................................................................................65
   Section 4.11  ERISA...........................................................................................65
   Section 4.12  Casualty........................................................................................66
   Section 4.13  Environmental Matters...........................................................................66
   Section 4.14  Burdensome Documents............................................................................67
   Section 4.15  Priority of Liens...............................................................................67
   Section 4.16  Taxes...........................................................................................67
   Section 4.17  Compliance with Securities Laws.................................................................68
   Section 4.18  Solvency........................................................................................68
   Section 4.19  Debt............................................................................................68
   Section 4.20  No Defaults, Compliance with Laws...............................................................68
   Section 4.21  Owned Real Property.............................................................................69
   Section 4.22  Leased Real Property............................................................................69
   Section 4.23  Material Contracts..............................................................................69
   Section 4.24  Investments.....................................................................................69
   Section 4.25  Intellectual Property...........................................................................70
   Section 4.26  Merger Documents................................................................................70
   Section 4.27  Fees............................................................................................70

ARTICLE V  AFFIRMATIVE COVENANTS.................................................................................71

   Section 5.1  Compliance with Law..............................................................................71
   Section 5.2  Payment of Taxes, Etc............................................................................71
   Section 5.3  Compliance with Environmental Laws...............................................................71
   Section 5.4  Preparation of Environmental Reports.............................................................71
   Section 5.5  Maintenance of Insurance.........................................................................72
   Section 5.6  Preservation of Corporate Existence, Etc.........................................................72
   Section 5.7  Visitation Rights................................................................................72
   Section 5.8  Keeping of Books.................................................................................73
   Section 5.9  Maintenance of Properties, Etc...................................................................73


                                       -ii-

   Section 5.10  Compliance with Terms of Leaseholds.............................................................73
   Section 5.11  Performance of Material Contracts...............................................................73
   Section 5.12  Transactions with Affiliates....................................................................73
   Section 5.13  Agreement to Grant Additional Security..........................................................73
   Section 5.14  Interest Rate Protection........................................................................75
   Section 5.15  Performance of Merger Documents.................................................................75
   Section 5.16  Cash Concentration or Blocked Accounts..........................................................76

ARTICLE VI  NEGATIVE COVENANTS...................................................................................76

   Section 6.1  Liens, Etc.......................................................................................76
   Section 6.2  Debt.............................................................................................77
   Section 6.3  Accounts Payable.................................................................................78
   Section 6.4  Fundamental Changes..............................................................................78
   Section 6.5  Sales, Etc. of Assets............................................................................78
   Section 6.6  Investments in Other Persons.....................................................................79
   Section 6.7  Dividends, Etc...................................................................................80
   Section 6.8  Change in Nature of Business.....................................................................80
   Section 6.9  Charter Amendments...............................................................................80
   Section 6.10  Accounting Changes..............................................................................80
   Section 6.11  Prepayments, Etc. of Debt.......................................................................81
   Section 6.12  Amendment, Etc. of Merger Documents.............................................................81
   Section 6.13  Amendment, Etc. of Material Contracts...........................................................81
   Section 6.14  Negative Pledge.................................................................................81
   Section 6.15  Partnerships, New Subsidiaries..................................................................81
   Section 6.16  Speculative Transactions........................................................................82
   Section 6.17  Capital Expenditures............................................................................82
   Section 6.18  Issuance of Stock...............................................................................82
   Section 6.19  Guaranteed Obligations..........................................................................82
   Section 6.20  Total Liabilities to Total Capitalization of Carsen.............................................83

ARTICLE VII  REPORTING REQUIREMENTS..............................................................................83

   Section 7.1  Default Notice...................................................................................83
   Section 7.2  Quarterly Financials.............................................................................83
   Section 7.3  Annual Financials................................................................................84
   Section 7.4  Annual Forecasts.................................................................................84


                                       -iii-

   Section 7.5  ERISA Events and ERISA Reports...................................................................84
   Section 7.6  Plan Terminations................................................................................84
   Section 7.7  Actuarial Reports................................................................................85
   Section 7.8  Plan Annual Reports..............................................................................85
   Section 7.9  Annual Plan Summaries............................................................................85
   Section 7.10  Multiemployer Plan Notices......................................................................85
   Section 7.11  Litigation......................................................................................85
   Section 7.12  Securities Reports..............................................................................85
   Section 7.13  Creditor Reports................................................................................86
   Section 7.14  Agreement Notices...............................................................................86
   Section 7.15  Revenue Agent Reports...........................................................................86
   Section 7.16  Environmental Conditions........................................................................86
   Section 7.17  Real Property...................................................................................86
   Section 7.18  Insurance.......................................................................................86
   Section 7.19  Borrowing Base Certificate......................................................................87
   Section 7.20  Management Letters..............................................................................87
   Section 7.21  Extraordinary or Unusual Items..................................................................87
   Section 7.22  Monthly Accounts Receivable Aging Reports, etc..................................................87
   Section 7.23  Other Information...............................................................................87


ARTICLE VIII  FINANCIAL COVENANTS................................................................................87

   Section 8.1  Minimum EBITDA...................................................................................87
   Section 8.2  Consolidated Debt to EBITDA Ratio................................................................88
   Section 8.3  Fixed Charge Coverage Ratio......................................................................88
   Section 8.4  Minimum Available Adjusted U.S. Cash Flow Coverage Ratio.........................................88

ARTICLE IX  EVENTS OF DEFAULT....................................................................................89

   Section 9.1  Payment..........................................................................................89
   Section 9.2  Representations and Warranties...................................................................89
   Section 9.3  Certain Covenants................................................................................89
   Section 9.4  Other Covenants..................................................................................89
   Section 9.5  Other Defaults...................................................................................89
   Section 9.6  Bankruptcy, Etc..................................................................................89
   Section 9.7  Judgments........................................................................................90


                                       -iv-

   Section 9.8  Loan Documents...................................................................................90
   Section 9.9  Liens............................................................................................90
   Section 9.10  Change of Control...............................................................................90
   Section 9.11  ERISA Events....................................................................................90
   Section 9.12  Borrowing Base Deficiency.......................................................................91

ARTICLE X  THE ADMINISTRATIVE AGENT..............................................................................92

   Section 10.1  Authorization and Action........................................................................92
   Section 10.2  Agent's Reliance, Etc...........................................................................92
   Section 10.3  Fleet and Affiliates............................................................................93
   Section 10.4  Lender Party Credit Decision....................................................................93
   Section 10.5  Indemnification.................................................................................93
   Section 10.6  Successor Administrative Agents.................................................................95
   Section 10.7  Events of Default...............................................................................95

ARTICLE XI  MISCELLANEOUS........................................................................................96

   Section 11.1  Amendments, Etc.................................................................................96
   Section 11.2  Notices, Etc....................................................................................97
   Section 11.3  No Waiver; Remedies.............................................................................98
   Section 11.4  Costs and Expenses..............................................................................98
   Section 11.5  Right of Set-off...............................................................................100
   Section 11.6  Binding Effect.................................................................................100
   Section 11.7  Assignments and Participations.................................................................101
   Section 11.8  Execution in Counterparts......................................................................103
   Section 11.9  No Liability of the Issuing Bank...............................................................104
   Section 11.10  Confidentiality...............................................................................104
   Section 11.11  Further Assurances............................................................................104
   Section 11.12  Jurisdiction, Etc.............................................................................104
   Section 11.13  GOVERNING LAW.................................................................................105
   Section 11.14  WAIVER OF JURY TRIAL..........................................................................105


EXHIBITS
Exhibit A         -        Form of Assignment and Acceptance
Exhibit B         -        Form of Borrowing Base Certificate
Exhibit C         -        Form of Revolving Credit Promissory Note
Exhibit D         -        Form of Term A Promissory Note
Exhibit E         -        Form of Swing Line Promissory Note
Exhibit F         -        Form of Note Assignment Agreement
Exhibit G         -        Form of Notice of Borrowing
Exhibit H         -        Form of Security Agreement
Exhibit I         -        Form of Intercompany Note
Exhibit J         -        Form of Intellectual Property Security Agreement
Exhibit K         -        [Intentionally Omitted]
Exhibit L         -        Form of Subsidiary Guaranty
Exhibit M         -        Form of Consent of Landlord



SCHEDULES
Schedule I                 -        Commitments and Applicable Lending Offices
Schedule 3.1(a)(x)         -        States in which Loan Parties are Qualified to do Business
Schedule 4.2               -        Subsidiaries
Schedule 4.4               -        Required Authorizations and Approvals
Schedule 4.9               -        Disclosed Litigation
Schedule 4.11              -        Welfare Plans
Schedule 4.13              -        Environmental Assessment Reports
Schedule 4.14              -        Burdensome Documents
Schedule 4.16(b)           -        Open Tax Years
Schedule 4.16(d)           -        Tax Adjustments
Schedule 4.16(e)           -        Ownership Changes
Schedule 4.19(a)           -        Existing Debt
Schedule 4.19(b)           -        Surviving Debt
Schedule 4.20              -        No Defaults
Schedule 4.21              -        Owned Real Estate
Schedule 4.22              -        Leased Real Estate
Schedule 4.23              -        Material Contracts
Schedule 4.24              -        Investments
Schedule 4.25              -        Intellectual Property
Schedule 6.1(c)            -        Liens
Schedule 6.6(a)            -        Investments in Subsidiaries
Schedule 6.6(f)            -        Existing Investments
Schedule 6.18              -        Existing Issuances, Etc. of Stock
Schedule 6.19              -        Guaranteed Obligations

                                CREDIT AGREEMENT


            CREDIT AGREEMENT, dated as of September 7, 2001, ("AGREEMENT" or "CREDIT AGREEMENT") by and among CANTEL MEDICAL CORP., a Delaware corporation ("Cantel" or the "BORROWER"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), FLEET NATIONAL BANK, as Initial Issuing Bank (the "INITIAL ISSUING BANK"), FLEET NATIONAL BANK, as the Swing Line Bank (the "SWING LINE BANK"), FLEET NATIONAL BANK, as Administrative Agent (together with any successor appointed pursuant to Article 10, the "ADMINISTRATIVE AGENT") for the Lender Parties (as hereinafter defined) and PNC BANK, NATIONAL ASSOCIATION, as Documentation Agent (the "DOCUMENTATION AGENT").


                            PRELIMINARY STATEMENT:

      (1) Pursuant to an Agreement and Plan of Merger, dated May 30, 2001, (the "MERGER AGREEMENT"), by and among Borrower, Canopy Merger Corp., a Minnesota corporation and a Wholly Owned Domestic Subsidiary of Borrower ("MERGER CORP.") and Minntech Corporation, a Minnesota corporation ("MINNTECH"), Cantel, Merger Corp. and Minntech have agreed to merge Merger Corp. with and into Minntech, which will become a Wholly Owned Domestic Subsidiary of Borrower (such transaction being hereinafter called the "MERGER").

      (2) The Borrower has requested that the Lender Parties (as hereinafter defined) make loans to the Borrower and issue letters of credit having an aggregate principal and face amount at any one time outstanding of up to Forty-Two Million Five Hundred Thousand Dollars ($42,500,000.00), to be used by the Borrower solely (a) to finance, in part, the Merger and to pay fees and expenses incurred in connection with the Merger, (b) to repay existing indebtedness, if any, and (c) to finance working capital and capital expenditures of the Borrower, and the Lender Parties have agreed to make such loans and issue such letters of credit all on and subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      Section 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "ACCOUNTS" has the meaning specified in ANNEX A to the Security Agreement.

      "ADDITIONAL COLLATERAL DOCUMENTS" has the meaning specified in Section 5.13(e).

      "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

      "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent at its Domestic Lending Office.

      "ADVANCE" means a Term A Advance, a Revolving Credit Advance, a Swing Line Advance, or a Letter of Credit Advance.

      "AFFECTED LENDER" has the meaning specified in Section 2.16.

      "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 50% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

      "AFTER-ACQUIRED MORTGAGED PROPERTY" means any parcel (or adjoining parcels) of real property (including any leaseholds) acquired by any Loan Party after the Closing Date subject to a Mortgage granted to the Administrative Agent for the benefit of the Secured Parties pursuant to SECTION 5.13.

      "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Prime Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

      "APPLICABLE MARGIN" means at any time and from time to time a percentage per annum determined pursuant to the last paragraph of this definition by reference to the ratio of Consolidated Debt to EBITDA at such time, as set forth below:

                         APPLICABLE MARGIN FOR ADVANCES

    Ratio of Consolidated         Eurodollar Rate            Prime Rate
       Debt to EBITDA                 Advances                Advances
    ---------------------         ---------------            ---------
Greater than 2.0 to 1.0                 3.25%                   2.00%

Greater than 1.75 to 1.0 but            3.00%                   1.75%
less than or equal to 2.0 to 1.0

Greater than 1.50 to 1.0 but            2.75%                   1.50%
less than or equal to 1.75 to 1.0

Greater than 1.00 to 1.00               2.50%                   1.25%
but less than or equal to
1.5 to 1.0

Equal to or less than 1.0 to            2.00%                    .75%
1.0


      Notwithstanding the above rates, prior to the date which is six (6) months from the date hereof, the Applicable Margin for a Revolving Credit Advance or a Term A Advance shall be 3.25% for a Eurodollar Rate Advance and 2.00% for a Prime Rate Advance.

      The Applicable Margin for each Prime Rate Advance and each Eurodollar Rate Advance shall be determined by reference to the ratio of Consolidated Debt to EBITDA which shall be determined three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 7.2 or
7.3 and a certificate of the President or Vice President of the Borrower demonstrating the ratio of Consolidated Debt to EBITDA. If the Borrower has not submitted to the Administrative Agent the information described above as and when required under Section 7.2 or 7.3, as the case may be, the Applicable Margin shall be, irrespective of the actual ratio of Consolidated Debt to EBITDA, the highest rate set forth above for the applicable Type of Advance for so long as such information has not been received by the Administrative Agent. The Applicable Margin shall be adjusted, if applicable, as of the first day of the month following the date of determination described in the two preceding sentences.

      "ASSET DISPOSITION" shall mean the disposition (not involving an Extraordinary Receipt) of any or all of the fixed assets of the Borrower or any of its Subsidiaries whether by sale, lease, transfer, or otherwise; PROVIDED, HOWEVER, that for purposes of Section 2.6(b), the term "Asset Disposition" shall not include any sale, lease, transfer or other disposition of Inventory in the ordinary course of business.

      "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, by the Borrower, in accordance with Section 11.7 and in substantially the form of EXHIBIT A hereto.

      "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

      "BANK HEDGE AGREEMENT" means any interest rate Hedge Agreement required or permitted under Section 5.14 that is entered into by and between the Borrower and any Hedge Bank.

      "BLOCKED ACCOUNTS" has the meaning given that term in Section 5.16.

      "BORROWER" has the meaning specified in the recital of parties to this Agreement.

      "BORROWER'S ACCOUNT" means the account of the Borrower maintained by the Borrower with Fleet National Bank at its Domestic Lending Office.

      "BORROWING" means a Term A Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

      "BORROWING BASE" on any date means the sum of (i) 85% of the value of the Eligible Receivables PLUS (ii) 50% of the value of the Eligible Inventory, in each case set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to the terms of this Agreement on or prior to such date.

      "BORROWING BASE CERTIFICATE" means a certificate in substantially the form of EXHIBIT B hereto, duly certified by the President or a Vice President of the Borrower.

      "BORROWING BASE DEFICIENCY" means, at any time, the failure of the Borrowing Base at such time to equal or exceed the sum of (a) the aggregate principal amount of the Revolving Credit Advances, the Letter of Credit Advances and the Swing Line Advances outstanding at such time PLUS (b) the aggregate Available Amount under all Letters of Credit outstanding at such time.

      "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in Boston, Massachusetts, Hackensack, New Jersey and New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

      "CANADIAN CREDIT AGREEMENT" means that certain credit agreement dated on or about the date hereof between Carsen, as Borrower, and the Canadian Lender.

      "CANADIAN DOLLAR," "CANADIAN DOLLARS" and the symbol "C" shall mean lawful money of Canada.

      "CANADIAN LENDER" means National Bank of Canada.

      "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for Equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or Equipment on a Consolidated balance sheet of such Person;

PROVIDED, that Capital Expenditures shall not include capital expenditures to the extent that such expenditures constitute a reinvestment of Net Cash Proceeds from any Asset Disposition permitted under this Agreement in similar fixed assets, which investment is made before or within ninety (90) days after receipt of such Net Cash Proceeds.

      "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

      "CARSEN" means Carsen Group Inc., a company organized under the laws of the Province of Ontario, Canada and a Wholly Owned Subsidiary of the Borrower.

      "CASH DOMINION EVENT" has the meaning specified in Section 5.16.

      "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries, free and clear of all Liens other than Liens created under the Collateral Documents: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States having a maturity of not greater than one year from the date of issuance thereof, (b) insured certificates of deposit of or time deposits having a maturity of not greater than one year from the date of issuance thereof with any commercial bank that is a Lender Party or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) and is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper having a maturity of not greater than 180 days from the date of issuance thereof in an aggregate amount of no more than $2,500,000.00 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended from time to time.

      "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

      "CHANGE OF CONTROL" means any of the following events: (a) Cantel shall at any time cease to own 100% of the capital stock of Carsen or (b) with respect to Cantel, a change of control of Cantel that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date hereof, promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") shall occur; PROVIDED that, without limitation, such a Change of Control shall be deemed to occur if: (i) any "Person" (as such term is used in Section13(d) and Section14(d) of the Exchange Act), except for any employee benefit plan of Cantel or any Subsidiary or related corporation, or any entity holding voting securities of Cantel for or pursuant to the terms of any such plan, shall become the beneficial owner, directly or indirectly, of securities of Cantel representing 30% or more (or in the case of Charles M. Diker, securities representing 35% or more) of the combined voting power of Cantel's then outstanding securities;

(ii) there shall occur a contested proxy solicitation of Cantel's shareholders that results in the contesting party obtaining the ability to vote securities representing 30% (or in the case of Charles M. Diker, securities representing 35% or more) or more of the combined voting power of Cantel's then outstanding securities; (iii) there shall occur: (A) a sale, exchange, transfer or other disposition of all or substantially all of the assets of Cantel to another entity, except to an entity controlled directly or indirectly by Cantel, (B) a merger or consolidation in which Cantel is a constituent unless the surviving entity is controlled directly or indirectly by the same Persons that controlled Cantel immediately prior to such merger or consolidation or (C) the adoption of a plan of liquidation or dissolution of Cantel other than pursuant to bankruptcy or insolvency laws; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Cantel shall cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by Cantel's shareholders, of each new director shall be approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who were directors at the beginning of the period. For purposes of this definition "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, by family relationship or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

      "CLOSING DATE" means the date on which all of the conditions precedent to the Initial Extension of Credit set forth in Section 3.1 shall have been satisfied or waived.

      "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

      "COLLATERAL DOCUMENTS" means the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, the Note Assignment Agreement and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, including the Additional Collateral Documents delivered pursuant to Section 5.13.

      "COLLECTING BANKS" has the meaning specified in Section 5.16.

      "COMMITMENT" means a Term A Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

      "COMMITMENT LETTER" means that certain letter dated as of May 30, 2001, from Administrative Agent to Cantel.

      "CONFIDENTIAL INFORMATION" means information that the Borrower furnishes to the Administrative Agent or any Lender Party in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Administrative Agent or any Lender Party of its obligations hereunder or that is or becomes available to the Administrative Agent or such Lender Party from a source other than the Borrower that is not, to the best of the Administrative Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with the Borrower.

      "CONSENT OF LANDLORD" means a consent and waiver of a landlord substantially in the form of EXHIBIT M.

      "CONSOLIDATED" refers to the consolidation of accounts, in accordance with GAAP, of any Person and all of its Subsidiaries, and if not specified, the Borrower and all of its Subsidiaries.

      "CONSOLIDATED DEBT TO EBITDA" means, as of any determination date, a ratio, all on a Consolidated basis, of (a) Debt of the Borrower and its Subsidiaries as at the end of such fiscal quarter to (b) EBITDA for the most recently completed four fiscal quarters of the Borrower and its Subsidiaries.

      "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.9 or 2.10.

      "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

      "CURRENT LIABILITIES" of any Person means (a) Debt of such Person, except Funded Debt, that by its terms is payable on demand or matures within one year after the date of determination (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date), (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date and (c) all other items (including taxes accrued as estimated but excluding Funded Debt) that in accordance with GAAP would be classified as current liabilities of such Person.

      "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services, excluding, however, trade indebtedness, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Operating Leases or Capitalized Leases, HOWEVER, all Obligations in connection with Operating Leases shall be excluded from this definition of Debt for purposes of calculating the financial covenants in
Article VIII, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, (h) all Obligations of such Person in respect of Hedge Agreements, net of any buying or selling expenses incurred thereunder, HOWEVER, all Obligations in connection with such Hedge Agreements shall be excluded from this definition of Debt for purposes of calculating the financial covenants in Article VIII, (i) all Debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss,
(iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts, contract rights or inventory) owned by the Borrower or its Subsidiaries, even though the Borrower or its Subsidiaries has not assumed or become liable for the payment of such Debt.

      "DEBT ISSUANCE" means any issuance or sale or other incurrence by the Borrower or any of its Subsidiaries of any Debt; PROVIDED, HOWEVER, that for purposes of determination of Net Cash Proceeds under Section 2.6(b)(iii), the term "Debt Issuance" shall not include the incurrence of Debt permitted under
Section 6.2.

      "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

      "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.1 or 2.2 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.2(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.1 on the same date as the Defaulted Advance so deemed made in part.

      "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.2(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Issuing Bank pursuant to Section 2.3(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (c) the Administrative Agent pursuant to Section 2.2(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) the Administrative Agent or the Issuing Bank pursuant to Section 10.5 to reimburse the Administrative Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

      "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in
Section 9.6.

      "DISCLOSED LITIGATION" has the meaning specified in Section 4.9.

      "DISPOSAL" means the discharge, deposit, injection, dumping, spilling, leaking or placing of any solid waste or hazardous waste, as those terms are defined by any federal, state, local or foreign law, into or on any land or water so that such solid waste or hazardous waste or any constituents thereof may enter the environment or be emitted into the air or discharged into any waters, including ground waters.

      "DOCUMENTATION AGENT" has the meaning specified in the recital of parties to this Agreement.

      "DOLLARS" unless otherwise specified, means dollars constituting legal tender for the payment of public and private debts in the United States of America.

      "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on SCHEDULE I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

      "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of the United States of America or any State thereof and having substantially all of its business, properties and assets located in the United States of America.

      "EBITDA" means, (a) for any period prior to the Merger, the sum, for the Borrower and its Subsidiaries determined on a Consolidated, pro forma basis after giving effect to the Merger and (b) for any period after the Merger, the sum, for the Borrower and its Subsidiaries determined on a Consolidated basis, of (i) net income (or net loss), (ii) Interest Expense, (iii) income tax expense, (iv) depreciation expense, (v) extraordinary and nonrecurring losses and (vi) amortization expense, MINUS extraordinary and nonrecurring gains (in each case determined in accordance with GAAP).

      "ELIGIBLE ASSIGNEE" means with respect to any Facility (other than the Letter of Credit Facility), (a) a Lender; (b) an Affiliate of a Lender; and (c) subject to the prior approval of the

Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrower, such approval by the Borrower not to be unreasonably withheld or delayed, (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000.00; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000.00; (iii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000.00, so long as such bank is booking the loan through a branch or agency located in the United States; (iv) the central bank of any country that is a member of the OECD; and (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000.00; and, with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (i) or (iii) of clause (c) of this definition and is approved by the Administrative Agent and the Borrower, such approval by the Borrower not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that no Loan Party or Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

      "ELIGIBLE INVENTORY" means Inventory of the Borrower or any Domestic Subsidiary of the Borrower located in the continental United States (minus any reserves reasonably requested by the Administrative Agent) as to which (a) the Borrower or such Domestic Subsidiary has acquired title, (b) the Lenders have a first and only perfected security interest and (c) the Borrower or such Domestic Subsidiary shall have furnished to the Administrative Agent information adequate for purposes of identification at times and in form and substance as may be reasonably requested by the Administrative Agent; PROVIDED, that Inventory shall not constitute Eligible Inventory (i) if and when the Borrower or such Domestic Subsidiary sells it, otherwise passes title thereto or consumes it, (ii) if the Lenders release their security interest therein, or (iii) to the extent that it
(A) is obsolete or not currently useable or salable in the ordinary course of the Borrower's or such Domestic Subsidiary's business, (B) is produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provision contained in Title 29, Section 215(a) (1) of the United States Code, (C) is Inventory in excess of one year's supply to the extent the value of all such Inventory exceeds $300,000.00 in the aggregate (determined as at the end of the most recently completed fiscal quarter preceding the Borrowing Base Calculation), (D) constitutes raw materials or work in process unless such work in process represents endoscope disinfection units for which the primary manufacturing process has been completed and such units remain unfinished subject only to the installation of customer options (i.e., heaters, air compressors and leak testers) and final testing, in which case such work in process will be considered to have the same collateral status as finished goods inventories; provided, however, that in no event shall the Dollar amount of such Inventory permitted to be Eligible Inventory pursuant to this clause (D) ever exceed $100,000.00 in the aggregate at any one time or (E) is Inventory held for consumption by the Borrower or such Domestic Subsidiary of the Borrower and not for sale in the ordinary course of business. Any Inventory which is Eligible Inventory at any time, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory until such time as it once again meets all of the foregoing requirements.

      "ELIGIBLE RECEIVABLES" means only such Receivables of the Borrower or a Domestic Subsidiary of the Borrower as the Administrative Agent, in its reasonable judgment, shall from time to time elect to consider Eligible Receivables for purposes of this Agreement. The value of such Receivables shall be determined by the Administrative Agent in its reasonable judgment taking into consideration, among other factors, their book value determined in accordance with GAAP. By way of example only, and without limiting the discretion of the Administrative Agent to consider any Receivables not to be Eligible Receivables, the Administrative Agent shall consider any of the following classes of Receivables not to be Eligible Receivables:

            (a) Receivables that do not arise out of sales of goods or rendering of services in the ordinary course of the Borrower's or such Domestic Subsidiary's business;

            (b) Receivables on terms other than those normal or customary in the Borrower's or such Domestic Subsidiary's business;

            (c) Receivables owing from any Person that is an Affiliate of the Borrower or such Domestic Subsidiary;

            (d) Receivables more than 120 days past original invoice date or more than 90 days past the date due;

            (e) Receivables owing from any Person from which an aggregate amount of more than 25% of the Receivables owing from such Person are more than 90 days past due;

            (f) Receivables owing from any Person that shall take or be the subject of any action or proceeding of a type described in Section 9.6;

            (g) Receivables (i) owing from any Person that is also a supplier to or creditor of the Borrower or a Domestic Subsidiary of the Borrower to the extent that such Receivables may be subject to any potential right of set-off unless such Person has waived any right of set-off in a manner reasonably acceptable to the Administrative Agent or (ii) representing any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling the Borrower or a Domestic Subsidiary of the Borrower to discounts on future purchases therefrom;

            (h) Receivables arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis (excluding, however, bill-and-hold sales made to Olympus America, Inc.), or sales subject to any right of return, set-off or charge-back;

            (i) Receivables owing from an account debtor that is an agency, department or instrumentality of the United States or any State thereof unless the Borrower or a Domestic Subsidiary of the Borrower shall have satisfied the requirements of the Assignment of Claims Act of 1940, as amended, and any similar State legislation and the Administrative Agent is satisfied as to the absence of set-offs, counterclaims and other defenses on the part of such account debtor or (b) the federal government of Canada or any provincial government or any department, agency or instrumentality thereof;

            (j) Receivables the full and timely payment of which the Administrative Agent in its reasonable judgment, after consultation with the Borrower or a Domestic Subsidiary of the Borrower, believes to be doubtful;

            (k) Receivables in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first and only priority lien or security interest in favor of the Secured Parties securing the Secured Obligations;

            (l) Receivables owing from any Person whose principal place of business is located outside the United States of America unless such account is backed by a letter of credit issued or confirmed by a bank that is organized under the laws of the United States of America or a State thereof and has capital and surplus in excess of $1,000,000,000.00 (provided, however, that such letter of credit shall have been delivered to the Administrative Agent for the benefit of the Lenders, as additional Collateral under the Loan Documents if required by the Lenders) or such account is covered by foreign credit insurance satisfactory to the Administrative Agent in its sole and absolute discretion; and

            (m) If Receivables from any Person (excluding, however, Olympus America Inc.) represent 25% percent or more of the total balance due on all accounts or accounts receivable of the Borrower or a Domestic Subsidiary, the portion of the Receivables of said Person which exceed 25% percent or more of the total balance due on all accounts or accounts receivable of the Borrower or a Domestic Subsidiary of the Borrower.

      "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to public health and safety or the environment, including, without limitation, (a) by any governmental or regulatory authority or third party for enforcement, cleanup, Removal, Response, Remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

      "ENVIRONMENTAL LAW" means any international or transnational law, federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, threatened release, release or discharge of Hazardous Materials.

      "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

      "EQUIPMENT" has the meaning specified in ANNEX A to the Security
Agreement.

      "EQUITY ISSUANCE" means any sale or issuance by the Borrower or any of its Subsidiaries of any capital stock or other ownership or profit interest, any securities convertible or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest; PROVIDED, HOWEVER, that for purposes of determination of Net Cash Proceeds under Section 2.6(b)(iii), the term "Equity Issuance" shall not include any issuance or sale of (a) capital stock of the Borrower issued on or before the Closing Date in connection with the Merger; (b) common stock of the Borrower issued to any director of the Borrower required by applicable law in connection with such Person acting in such capacity; and (c) common stock of the Borrower to directors, officers and employees of the Borrower pursuant to a stock option or grant plan or as permitted hereunder or the exercise of options issued pursuant thereto.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

      "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

      "ERISA EVENT" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or
(ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan under ERISA Section 4041(c), pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

      "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on SCHEDULE I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

      "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum (rounded upward, if necessary, to the nearest 1/16th of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Dow Jones Market Service (formerly known as Telerate) display page 3750 (or such other display page on the Dow Jones Market Service system as may replace display page
3750) as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period; PROVIDED, HOWEVER, that if the rate described above does not appear on the Dow Jones Market Service on any applicable interest determination date, the Eurodollar Rate shall be the rate (rounded upward as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period.

      If both the Dow Jones Market Service and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the Eurodollar Rate for such Interest Rate cannot be determined.

      In the event that the Board of Governors of the Federal Reserve System shall impose a Eurodollar Rate Reserve Percentage with respect to Eurocurrency Liabilities, the Eurodollar Rate for an Interest Period shall be equal to the amount determined above for such Interest Period divided by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

      "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.7(a)(ii).

      "EURODOLLAR RATE RESERVE PERCENTAGE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage (expressed as a decimal and rounded upward, if necessary, to the nearest 1/100th of one percent) applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

      "EVENTS OF DEFAULT" has the meaning specified in Article 9.

      "EXCESS CASH FLOW" means for any period the sum of (a) EBITDA of the Borrower and its Subsidiaries for such period PLUS (b) the aggregate amount of all non-cash charges deducted from Consolidated net income for such period, but not added back in arriving at EBITDA PLUS (c) if there was a net increase in Consolidated Current Liabilities of the Borrower and its Subsidiaries during such period, the amount of such net increase other than arising out of Debt permitted pursuant to Section 6.2 PLUS (d) if there was a net decrease in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period the amount of such net decrease LESS (e) the aggregate amount of mandatory and optional prepayments (other than optional prepayments of the Swing Line Advances, Letter of Credit Advances or Revolving Credit Advances made pursuant to clause (i) of the second sentence of
Section 2.6(a)) or repayments of principal made by the Borrower and its Subsidiaries on any Funded Debt of the Borrower and its Subsidiaries during such period LESS (f) Capital Expenditures of the Borrower and its Subsidiaries during such period LESS (g) the aggregate amount of all federal, state, local and foreign taxes paid by the Borrower and its Subsidiaries during such period (or within ninety (90) days of the calculation date) LESS (h) the aggregate amount of interest paid on any Debt of the Borrower and its Subsidiaries during such period LESS (i) the aggregate amount of all non-cash credits included in arriving at such EBITDA LESS (j) if there was a net decrease in Consolidated Current Liabilities of the Borrower and its Subsidiaries during such period, the amount of such net decrease LESS (k) if there was a net increase in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period the amount of such increase LESS (l) dividends paid by the Borrower to the holders of its common stock during such period to the extent that the Borrower is expressly permitted to pay such dividends under this Agreement.

      "EXISTING DEBT" has the meaning specified in SCHEDULE 4.19(a).

      "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business income insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments; PROVIDED, HOWEVER, that an Extraordinary

Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (and payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of loss or damage to Equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the Equipment, fixed assets or real property in respect of which such proceeds, awards or payments were received in accordance with the terms of the Loan Documents, so long as (i) such application is made within one hundred eighty (180) days after such Person's receipt of such proceeds, awards or payments and (ii) such proceeds, awards or payments are received by such Person within eighteen (18) months after the occurrence of such damage or loss; or (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

      "FACILITY" means the Term A Facility, the Revolving Credit Facility, the Letter of Credit Facility or the Swing Line Facility.

      "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum (expressed as a decimal and rounded upward, if necessary, to the nearest 1/100th of one percent) equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "FISCAL YEAR" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on July 31 in any calendar year.

      "FLEET" means Fleet National Bank in its capacity as a Lender, Issuing Bank or Swing Line Bank.

      "FOREIGN SUBSIDIARY" means any Subsidiary organized under the laws of any jurisdiction other than the United States of America or any State thereof.

      "FUNDED DEBT" means, with respect to the Borrower, the Advances, and with respect to the Borrower and the other Loan Parties and any other Person, all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including the current portion of all such Debt.

      "GAAP" has the meaning specified in Section 1.3.

      "GUARANTEED OBLIGATIONS" means, as to any Person, any obligation of such Person guaranteeing any indebtedness, rent or any other payment or obligation of the lessee under a lease of real or personal property, dividend, or other obligation ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Obligation at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Obligation is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Obligation; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

      "GUARANTORS" means (a) each Domestic Subsidiary of a Borrower and (b) each Person which shall have executed and delivered or become a party to a Guaranty hereunder.

      "GUARANTY" means the Subsidiary Guaranty.

      "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

      "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

      "HEDGE BANK" means any Lender Party in its capacity as a party to a Bank Hedge Agreement.

      "INDEMNIFIED PARTY" has the meaning specified in Section 11.4(b).

      "INFORMATION MEMORANDUM" means the information memorandum, dated July 2001, delivered by the Administrative Agent to the Lenders.

      "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the initial Borrowing or the initial issuance of a Letter of Credit.

      "INITIAL ISSUING BANK" has the meaning specified in the recital of parties to this Agreement.

      "INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.

      "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

      "INTELLECTUAL PROPERTY SECURITY AGREEMENT" has the meaning specified in
Section 3.1(a)(iv).

      "INTERCOMPANY NOTE" has the meaning specified in Section 3.1(a)(ii)(H).

      "INTEREST EXPENSE" means, with respect to any Person for any period, interest expense on all Debt of such Person for such period, whether paid or accrued, net of interest income actually received in cash within one year of incurrence for such period, determined on a Consolidated basis for such Person and its Subsidiaries and in accordance with GAAP, and including, without limitation, (a) in the case of the Borrower, interest expense in respect of Debt resulting from Advances, (b) the interest component of all obligations under Capitalized Leases, (c) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, Letters of Credit), (d) the net payment, if any, payable in connection with Hedge Agreements less the net credit, if any, received in connection with Hedge Agreements and (e) all fees paid by the Borrower pursuant to Section 2.8(a) excluding, however, all amortized costs attributable to fees and closing costs paid by the Borrower to the Lenders in connection herewith.

      "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Prime Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

            (a) The Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Prime Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

            (b) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

            (c) Whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

            (d) Until the earlier of (i) 120 days after the Closing Date, or
      (ii) the date on which the Administrative Agent notifies the Borrower that the syndication of the Facilities has been completed, only Interest Periods with a duration of seven days, if available to all the Lenders, shall be available to the Borrower for Eurodollar Rate Advances, or if such Interest Periods are not available to all the Lenders, Interest Periods of such duration as may be selected by the Administrative Agent and are acceptable to the other Lenders.

      "INTERCREDITOR AGREEMENT" has the meaning specified in Section 3.1(a)(vi).

      "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

      "INVENTORY" has the meaning specified in ANNEX A to the Security
Agreement.

      "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

      "ISSUING BANK" means the Initial Issuing Bank and each Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to
Section 11.7.

      "JAPANESE YEN" shall mean lawful money of Japan.

      "L/C CASH COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

      "L/C RELATED DOCUMENTS" has the meaning specified in Section
2.4(d)(ii)(A).

      "LENDER PARTY" means any Lender, the Issuing Bank or the Swing Line Bank.

      "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 11.7.

      "LETTER OF CREDIT" means any Letter of Credit issued hereunder (as specified in Section 2.3(a)).

      "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.3(c).

      "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section 2.3(a).

      "LETTER OF CREDIT COMMITMENT" means, with respect to the Issuing Bank, the amount set forth opposite the Issuing Bank's name on SCHEDULE I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into one or more Assignments and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 11.7(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.5.

      "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced pursuant to Section 2.5.

      "LIEN" means any lien, mortgage, pledge, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

      "LOAN DOCUMENTS" means (a) this Agreement, (b) each Note, (c) each Guaranty, (d) the Collateral Documents, (e) each Letter of Credit Agreement, (f) each Bank Hedge Agreement, (g) each Additional Collateral Document, and all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

      "LOAN PARTIES" means the Borrower, each Guarantor, and each other Person who shall, at any time, have executed and delivered a Loan Document to the Administrative Agent.

      "MARGIN STOCK" has the meaning specified in Regulation U.

      "MATERIAL ADVERSE CHANGE" means any material adverse change in (a) the business, condition (financial or otherwise), results of operations or properties of any Loan Party and its Subsidiaries (taken as a whole), (b) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party or (c) any material aspect of the Transaction.

      "MATERIAL ADVERSE EFFECT" has the meaning specified in Section 3.1(p).

      "MATERIAL CONTRACT" means, with respect to any Person, each contract listed on SCHEDULE 4.23, each contract which is a replacement or a substitute for any contract listed on such Schedule and each other contract to which such Person is a party which is material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

      "MERGER" has the meaning specified in the Preliminary Statements.

      "MERGER AGREEMENT" has the meaning specified in the Preliminary
Statements.

      "MERGER CORP." has the meaning specified in the Preliminary Statements.

      "MERGER DATE" means the date on which the Merger shall have been consummated in accordance with the Merger Documents.

      "MERGER DOCUMENTS" means the Merger Agreement, and all other agreements, instruments, certificates and all other documents, and all schedules and exhibits related to each such agreement.

      "MINNTECH" has the meaning specified in the Preliminary Statements.

      "MORTGAGE" means each mortgage, deed of trust or other similar document executed and delivered by the appropriate Loan Party, in form and substance acceptable to the Administrative Agent and the Lenders in order (a) to provide that such Loan Party is the mortgagor or grantor, (b) to comply with and/or provide for specific laws of the jurisdictions in which the property to be encumbered is located, and (c) to assure that the Administrative Agent for the benefit of the Secured Parties has a perfected Lien on the Mortgaged Property.

      "MORTGAGE POLICIES" has the meaning assigned to that term in Section 3.1(a)(iii)(B).

      "MORTGAGED PROPERTY" means each parcel of real property (including any leaseholds) specified on Schedule 4.21 or 4.22 that is subject to a Mortgage and shall include After-Acquired Mortgaged Property.

      "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

      "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

      "NET CASH PROCEEDS" means, with respect to any Asset Disposition or any Debt Issuance or Equity Issuance by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees, filing fees and other similar out-of-pocket costs, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) with respect to any asset, the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in the case of (a) or (c) above to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof.

      "NOTE" means a Term A Note, a Revolving Credit Note or a Swing Line Note.

      "NOTE ASSIGNMENT AGREEMENT" has the meaning specified in Section 3.1(a)(ii)(H).

      "NOTICE OF BORROWING" has the meaning specified in Section 2.2(a).

      "NOTICE OF ISSUANCE" has the meaning specified in Section 2.3(a).

      "NOTICE OF RENEWAL" has the meaning specified in Section 2.1(d).

      "NOTICE OF SWING LINE BORROWING" has the meaning specified in Section 2.2(b).

      "NOTICE OF TERMINATION" has the meaning specified in Section 2.1(d).

      "NPL" means the National Priorities List under CERCLA.

      "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.6. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document, (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party may, after the occurrence and during the continuance of an Event of Default, elect to pay or advance on behalf of such Loan Party, and (c) any other obligations arising out of or under, based upon or relating to the Loan Documents.

      "OECD" means the Organization for Economic Cooperation and Development.

      "OPEN YEAR" has the meaning specified in Section 4.16.

      "OPERATING LEASES" means any lease of real or personal property the payments under which are not required by GAAP to be capitalized.

      "OTHER TAXES" has the meaning specified in Section 2.12(b).

      "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

       "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:
(a) Liens for taxes, assessments and governmental charges or levies not yet due and payable; PROVIDED that provisions for the payment of such Liens has been made on the books of such Person; (b) Liens imposed by law, such as statutory liens of landlords, materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days; PROVIDED that provisions for the payment of such Liens has been made on the books of such Person; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; PROVIDED that provisions for the payment of such Liens has been made on the books of such Person; and (d) Permitted Real Property Encumbrances.

      "PERMITTED REAL PROPERTY ENCUMBRANCES" means, with respect to any particular Mortgaged Property, (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgage Policies in respect thereof and as of the date of delivery of such Mortgage Policies to the Administrative Agent in accordance with the terms hereof, reasonably acceptable to the Lenders, (ii) such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not arise out of the incurrence of any Debt and which do not impair the use of such Mortgaged Property for the purpose for which it is held by the mortgagor thereof, or the Lien granted to the Administrative Agent for the benefit of the Secured Parties, and (iii) municipal and zoning ordinances; PROVIDED that no violation exists thereunder that could impair the use of the existing improvements and the present use made by the mortgagor thereof of the Premises (as defined in the respective Mortgage).

      "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

      "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

      "PRE-COMMITMENT INFORMATION" has the meaning specified in Section 3.1(e).

      "PREPAYMENT ACCOUNT" means an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with Section 2.6(b)(v), which account shall be interest bearing, if permitted by law, at rates then currently paid by Fleet for deposits of similar amount and duration. The Borrower hereby grants to the Administrative Agent for the benefit of the Secured Parties, a security interest in the Prepayment Account to secure the Obligations of the Loan Parties under the Loan Documents.

      "PRIME RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

            (a) the rate of interest announced publicly by Fleet in Boston, Massachusetts, from time to time, as Fleet's prime rate, which is not necessarily the lowest rate made available by Fleet; or

            (b) 1/2 of one percent per annum above the Federal Funds Rate.

      "PRIME RATE ADVANCE" means an Advance that bears interest as provided in
Section 2.7(a)(i).

      "PRO RATA SHARE" of any amount means with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time and with respect to any Term A Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Term A Commitment at such time and the denominator of which is the Term A Facility at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank, Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Lenders ratably in accordance with their respective Revolving Credit Commitments.

       "RECEIVABLES" means with respect to any Person, all such Person's accounts, contract rights, chattel paper, instruments, deposit accounts and other claims of any kind, whether now owned or hereafter acquired, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, deposit accounts or claims.

      "REDUCTION AMOUNT" has the meaning specified in Section 2.6(b)(v).

      "REGISTER" has the meaning specified in Section 11.7(d).

      "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "RELEASE" means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Materials) or into or from any property, including, without limitation, the movement of any Hazardous Materials through the air, soil, surface waters or ground water.

      "REMEDIAL" shall have the meaning as set forth in CERCLA at 42 U.S.C.
Section 9601(24) and/or any other applicable Environmental Laws.

      "REMOVAL" shall have the meaning as set forth in CERCLA at 42 U.S.C.
Section 9601(23) and/or any other applicable Environmental Laws.

      "REQUIRED LENDERS" means at any time Lenders owed or holding greater than 51% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time, Lenders holding greater than 51% of the aggregate of the Term A Commitments and Revolving Credit Commitments; PROVIDED, HOWEVER, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, and (ii) the aggregate Term A Commitment and Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank, Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

      "RESPONSE" shall have the meaning as set forth in CERCLA at 42 U.S.C.
Section 9601(25) and/or any other applicable Environmental Laws.

      "RESPONSIBLE OFFICER" means, with respect to any Loan Party, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President or the Treasurer of such Loan Party.

      "REVOLVING CREDIT ADVANCE" has the meaning specified in Section 2.1(b).

      "REVOLVING CREDIT AVAILABILITY" means, at any time, the lesser of (a) the Revolving Credit Facility and (b) the Borrowing Base.

      "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

      "REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on SCHEDULE I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.7(d) as such Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.5.

      "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

      "REVOLVING CREDIT LENDER" means any Lender that has a Revolving Credit Commitment.

      "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of EXHIBIT C hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

      "REVOLVING CREDIT TERMINATION DATE" means the earlier of (a) the fifth anniversary of the Closing Date, and (b) the Termination Date.

      "SHAREHOLDERS' EQUITY" means for any Person, as of any determination date, all items which, in accordance with GAAP, would be included in shareholders' equity on a consolidated balance sheet.

      "SECURED OBLIGATIONS" has the meaning specified in the Security Agreement.

      "SECURED PARTIES" means the Administrative Agent, the Lender Parties, and the Hedge Banks and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

      "SECURITY AGREEMENT" has the meaning specified in Section 3.1(a)(ii).

      "SENIOR DEBT" means, as at any date of determination thereof, the aggregate outstanding principal balance of (a) all Term A Advances and Revolving Credit Advances, (b) all Debt of the Borrower and its Subsidiaries, if any, secured by purchase money security interests, conditional sale arrangements or other similar security interests, (c) obligations of the Borrower and its Subsidiaries, if any, with respect to Capitalized Leases and (d) other Debt of the Borrower and its Subsidiaries, if any, which is senior to other debt in the priority of payment.

      "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

      "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "STANDBY LETTER OF CREDIT" means any Letter of Credit other than a Trade Letter of Credit.

      "STOCK OPTION PLAN" means the 1997 Employee Stock Option Plan, as amended and/or the 1998 Directors' Stock Option Plan, as amended, each as in effect on the date hereof.

      "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, is at the time DIRECTLY OR INDIRECTLY OWNED OR CONTROLLED BY SUCH PERSON, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. Unless otherwise specified herein, the term Subsidiary shall mean a Subsidiary of the Borrower.

      "SUBSIDIARY GUARANTY" has the meaning specified in Section 3.1(a)(v).

      "SURVIVING DEBT" shall have the meaning specified in Section 4.19(b).

      "SWING LINE ADVANCE" means an advance made by (a) the Swing Line Bank pursuant to Section 2.1(c) or (b) any Revolving Credit Lender pursuant to
Section 2.2(b).

      "SWING LINE BANK" has the meaning specified in the recital of parties to this Agreement.

      "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

      "SWING LINE FACILITY" has the meaning specified in Section 2.1(c).

      "SWING LINE NOTE" means any promissory note of the Borrower payable to the order of the Swing Line Bank or a Revolving Lender, as the case may be, substantially in the form attached hereto as EXHIBIT E, evidencing the indebtedness of the Borrower to the Swing Line Bank or a Revolving Lender, as the case may be, resulting from the Swing Line Advances made by such Swing Line Bank or Revolving Lender, as the case may be.

      "TAXES" has the meaning specified in Section 2.12(a).

      "TERM A ADVANCE" has the meaning specified in Section 2.1(a).

      "TERM A BORROWING" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

      "TERM A COMMITMENT" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on SCHEDULE I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.7(d) as such Lender's "Term A Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.5.

      "TERM A FACILITY" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

      "TERM A LENDER" means any Lender that has a Term A Commitment.

      "TERM A NOTE" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of EXHIBIT D hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advance made by such Lender.

      "TERMINATION DATE" means the date of termination in whole of the Commitments pursuant to Section 2.5 or Article 9.

      "TOTAL CAPITALIZATION" means for any Person, as of any determination date, the sum of (a) Funded Debt and (b) Shareholders' Equity.

      "TOTAL LIABILITIES" means for any Person, as of any determination date, all items which, in accordance with GAAP, would be included in liabilities on a consolidated balance sheet.

      "TOTAL LIABILITIES TO TOTAL CAPITALIZATION" means for any Person, as of any determination date, a ratio of (a) Total Liabilities to (b) Total Capitalization.

      "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected lien on or security interest in such Inventory, bills of lading, invoices and related documents in favor of the Issuing Bank.

      "TRANSACTION" means the transactions contemplated by the Merger Documents and the Loan Documents.

      "TYPE" refers to the distinction between Advances bearing interest at the Prime Rate and Advances bearing interest at the Eurodollar Rate.

      "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; PROVIDED, that to the extent that the Uniform Commercial Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern; PROVIDED

FURTHER, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Administrative Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

      "UNUSED REVOLVING CREDIT AVAILABILITY" means, as of any date, the amount by which the Revolving Credit Availability exceeds the sum of the aggregate principal amount of all Revolving Credit Advances PLUS Swing Line Advances PLUS Letter of Credit Advances PLUS the aggregate Available Amount of all Letters of Credit, in each case outstanding at such time.

      "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender, at any time, (a) such Lender's Revolving Credit Commitment at such time MINUS (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, PLUS (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.3(c) and outstanding at such time.

      "US DOLLAR," "US DOLLARS" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

      "U.S. EBITDA" means EBITDA generated by the Borrower and its Domestic Subsidiaries.

      "US FIXED CHARGES" means with respect to the Borrower and its Domestic Subsidiaries (i) cash interest payments in the U.S., PLUS (ii) required principal amortization payments on the Term A Advance, PLUS the aggregate amount of U.S. federal, state, and local taxes paid in cash, PLUS (iii) Capital Expenditures in the U.S. which are not separately financed outside of the Facilities.

      "VOTING STOCK" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

      "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

      "WHOLLY OWNED DOMESTIC SUBSIDIARY" of any Person means a Subsidiary of such Person organized under the laws of the United States of America or any State thereof and having substantially all of its business, properties and assets located in the United States of America and of which securities (except for directors' or other qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

      "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person of which securities (except for directors' or other qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

      "WITHDRAWAL LIABILITIES" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

      Section 1.2 COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

      Section 1.3 CONSTRUCTION. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.6 ("GAAP"). All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Exhibit or Schedule. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Loan Party, such words are intended to signify that such Loan Party has actual knowledge or awareness of a particular fact or circumstance.

      Section 1.4


                                   ARTICLE II

                            AMOUNTS AND TERMS OF THE
                       ADVANCES AND THE LETTERS OF CREDIT

      Section 2.1 THE ADVANCES.

            (a) THE TERM A ADVANCES. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM A ADVANCE") to the Borrower on the Closing Date in an amount not to exceed such Lender's Term A Commitment at such time. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.1(a) and repaid or prepaid may not be reborrowed.

            (b) THE REVOLVING CREDIT ADVANCES. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time; PROVIDED, HOWEVER, that no Revolving Credit Lender shall have any obligation to make a Revolving Credit Advance under this Section 2.1(b) to the extent such Revolving Credit Advance would (after giving effect to any immediate application of the proceeds thereof) exceed the Unused Revolving Credit Availability at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $500,000.00 or an integral multiple of $100,000.00 (other than, in each case, a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow, repay and reborrow Revolving Credit Advances.

            (c) THE SWING LINE ADVANCES. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank may, if in its discretion it elects to do so, make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate amount not to exceed at any time outstanding the lesser of (i) $2,000,000.00 (the "SWING LINE FACILITY") and (ii) (after giving effect to any immediate application of the proceeds thereof) the Unused Revolving Credit Availability at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be made as a Prime Rate Advance and shall be in an aggregate amount of not less than $100,000.00. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, so long as the Swing Line Bank, in its discretion, elects to make Swing Line Advances, the Borrower may borrow and reborrow under this Section 2.1(c) and may repay or prepay the Swing Line Advances at such times prior to the Termination Date, and in such integral multiples, as the Borrower may elect.

            (d) LETTERS OF CREDIT. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit for the account of the Borrower from time to time on any Business Day during the period from the Closing Date until sixty (60) days before the Revolving Credit Termination Date
(i) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed (after giving effect to any immediate application of the proceeds thereof) the Unused Revolving Credit Availability at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of (A) sixty (60) days before the Revolving Credit Termination Date, (B) in the case of a Standby Letter of Credit, 365 days after the date of issuance thereof and (C) in the case of a Trade Letter of Credit, 180 days after the date of issuance thereof. The foregoing notwithstanding, any Standby Letter of Credit may, by its terms, be renewable annually upon notice (a "NOTICE OF RENEWAL") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit (but in any event at least five (5) Business Days prior to the date of the proposed renewal of such Standby Letter of Credit) and upon fulfillment of the applicable conditions set forth in Article 3 unless such Issuing Bank shall have notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit (but in any event at least thirty (30) Business Days prior to the date of automatic renewal) of its election not to renew such Standby Letter of Credit (a "NOTICE OF TERMINATION"); PROVIDED that the terms of each Standby Letter of Credit that is automatically renewable annually shall not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than sixty (60) days before the Revolving Credit Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; PROVIDED, HOWEVER, that even in the absence of receipt of a Notice of Renewal, the Issuing Bank may, in its discretion unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and, in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.1(d), repay any Letter of Credit Advances resulting from drawings under Letters of Credit pursuant to Section 2.3(c) and request the issuance of additional Letters of Credit under this Section 2.1(d).

      Section 2.2 MAKING THE ADVANCES. (a) Except as otherwise provided in
Section 2.3 or, with respect to Swing Line Advances, in Section 2.2(b), each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York time) on the third Business Day prior to the date of the proposed Borrowing in the case of Eurodollar Rate Advances and on the first Business Day prior to the date of the proposed Borrowing in the case of Prime Rate Advances by the Borrower to the Administrative Agent, which shall give to each appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") may be by telephone, confirmed immediately in writing, or telex or telecopier in substantially the form of EXHIBIT G hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each appropriate Lender shall, before 11:00 A.M. (New York time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; PROVIDED, HOWEVER, that in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank, the Issuing Bank and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, PLUS interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank, the Issuing Bank and such other Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

            (b) Each Swing Line Borrowing shall be made either (x) on notice, given not later than 11:00 A.M. (New York time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent or (y) pursuant to other arrangements, including, by way of example and not of limitation, arrangements for daily repayments and borrowings on each Business Day, which are satisfactory in form and substance to the Swing Line Bank, the Administrative Agent and the Borrower. Each notice of a Swing Line Borrowing pursuant to clause (x) in the immediately preceding sentence (a "NOTICE OF SWING LINE BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the fourteenth day after the requested date of such Borrowing). If, in its discretion, it elects to make a requested Swing Line Advance, the Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share of all outstanding Swing Line Advances as of the date of such demand, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of Swing Line Advances to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of outstanding Swing Line Advances on (i) the Business Day on which demand therefor is made by the Swing Line Bank; PROVIDED that notice of such demand is given not later than 3:00 P.M. (New York time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent, for the account of the Swing Line Bank, forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

            (c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances if the obligation of the appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.9 or Section 2.10, and (ii) the Eurodollar Rate Advances made on any date may not be outstanding as part of more than seven (7) separate Borrowings.

            (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure by the Borrower to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article 3, including, without limitation, any loss (including loss of anticipated profits as reasonably determined by such Lender), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

            (e) Unless the Administrative Agent shall have received notice from an appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.7 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

            (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

      Section 2.3 ISSUANCE OF AND DRAWINGS AND REIMBURSEMENT UNDER LETTERS OF CREDIT.

            (a) REQUEST FOR ISSUANCE. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit, and (v) form of such Letter of Credit and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If the requested form of such Letter of Credit is acceptable to the Issuing Bank, in its sole discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article 3, make such Letter of Credit available to the Borrower at its office referred to in Section 11.2 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any such Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

            (b) LETTER OF CREDIT REPORTS. The Issuing Bank shall furnish (i) to the Administrative Agent on the first Business Day of each fiscal quarter a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (ii) to the Administrative Agent, the Borrower and each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and
(iii) to the Administrative Agent, the Borrower and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

            (c) DRAWING AND REIMBURSEMENT. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance which shall be a Prime Rate Advance in the amount of such draft. The Borrower, the Administrative Agent and each Revolving Credit Lender hereby acknowledges and agrees that Letter of Credit Advances may be made, or deemed made, by the Issuing Bank in respect of any Letter of Credit and to participate in all Letter of Credit Advances made hereunder as provided herein. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Revolving Credit Lender such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available (for the account of its Applicable Lending Office) to the Administrative Agent (for the account of the Issuing Bank), by deposit to the Administrative Agent's Account, in same day funds in U.S. Dollars, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank; PROVIDED that notice of such demand is given not later than 11:00 A.M. (New York time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Revolving Credit Lender of a portion of a Letter of Credit Advance the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

            (d) FAILURE TO MAKE LETTER OF CREDIT ADVANCES. The failure of any Lender to make any Letter of Credit Advance to be made by it on the date specified in Section 2.3(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

      Section 2.4 REPAYMENT OF ADVANCES.

            (a) TERM A ADVANCES. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate outstanding principal amount of the Term A Advance on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.6):


                    DATE                       AMOUNT
                    ----                       ------
                   December 31, 2001       $500,000.00
                      March 31, 2002       $500,000.00
                       June 30, 2002       $500,000.00
                  September 30, 2002       $500,000.00
                   December 31, 2002       $750,000.00
                      March 31, 2003       $750,000.00
                       June 30, 2003       $750,000.00
                  September 30, 2003       $750,000.00
                   December 31, 2003     $1,250,000.00
                      March 31, 2004     $1,250,000.00
                       June 30, 2004     $1,250,000.00
                  September 30, 2004     $1,250,000.00
                   December 31, 2004     $1,750,000.00
                      March 31, 2005     $1,750,000.00
                       June 30, 2005     $1,750,000.00
                  September 30, 2005     $1,750,000.00
                   December 31, 2005     $2,000,000.00
                      March 31, 2006     $2,000,000.00
                       June 30, 2006     $2,000,000.00
   Fifth anniversary of Closing Date     $2,000,000.00


PROVIDED, HOWEVER, that the final principal installment shall be in an amount equal to the aggregate principal amount of the Term A Advances outstanding on such date.


            (b) REVOLVING CREDIT ADVANCES. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Revolving Credit Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

            (c) SWING LINE ADVANCES. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date for such Swing Line Advance (which maturity date shall be no later than the fourteenth day after the requested date of such Swing Line Advance) and the Revolving Credit Termination Date.

            (d)   LETTER OF CREDIT ADVANCES.

                  (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand or the Revolving Credit Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

                  (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

     (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating to any of the foregoing (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

     (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

     (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

     (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

     (E) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents.

      Section 2.5 TERMINATION OR REDUCTION OF THE COMMITMENTS.

            (a) OPTIONAL. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portion of the Unused Revolving Credit Commitments; PROVIDED, HOWEVER, that each partial reduction of a Facility (i) shall be in an aggregate amount of $1,000,000.00 or an integral multiple of $500,000.00 in excess thereof, and (ii) shall be made ratably among the appropriate Lenders in accordance with their Commitments with respect to such Facility.

            (b)   MANDATORY.

                  (i) On the date of the Term A Borrowing, after giving effect to such Term A Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term A Advances, the aggregate Term A Commitments of the Term A Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term A Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term A Advances then outstanding; PROVIDED, HOWEVER, that the Term A Commitments shall terminate, and all Advances made thereunder shall be repaid in full, no later than the fifth anniversary of the Closing Date.

                  (ii) On and after the date that all Term A Advances shall have been repaid in full, the Revolving Credit Facility shall be automatically and permanently reduced on each date on which prepayment thereof is required to be made pursuant to Section 2.6(b)(i), (ii), (iii) or (iv) in an amount equal to the applicable Reduction Amount, PROVIDED that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments.

                  (iii) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                  (iv) In the event the Closing Date shall not have occurred by November 15, 2001, then all of the Commitments shall be automatically terminated and this Agreement shall be of no further force or effect.

      Section 2.6 PREPAYMENTS.

            (a) OPTIONAL. The Borrower may, upon at least one (1) Business Day's notice in the case of Prime Rate Advances and three (3) Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding aggregate principal amount of the Advances, in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; PROVIDED, HOWEVER, that (i) each partial prepayment shall be in an aggregate principal amount of $500,000.00 or an integral multiple of $100,000.00 in excess thereof and (ii) no such prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor without payment by the Borrower of the amounts provided for in Section 11.4(c). Each prepayment made by the Borrower pursuant to this
Section 2.6(a) shall, at the Borrower's option be applied to either (i) repay the Facilities in the following manner: FIRST, to prepay Swing Line Advances then outstanding until such Advances are paid in full; SECOND, to prepay Letter of Credit Advances then outstanding until such Advances are paid in full; and THIRD, to prepay Revolving Credit Advances then outstanding until such Revolving Credit Advances are paid in full; or (ii) be applied to repay the Facilities in the following manner: FIRST, ratably to the Term A Facility, and ratably, in proportion to the total principal amount of the Term A Facility then outstanding, to each unpaid installment of principal of the Term A Facility until such installments are paid in full; SECOND, to prepay Swing Line Advances then outstanding until such Advances are paid in full; THIRD, to prepay Letter of Credit Advances then outstanding until such Advances are paid in full; FOURTH, to prepay Revolving Credit Advances then outstanding (whereupon the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.5(b)(ii)) until such Revolving Credit Advances are paid in full; and FIFTH, deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable.

            (b)   MANDATORY.

                  (i) Within ninety (90) days following the end of each Fiscal Year in which the ratio of Consolidated Debt to EBITDA at the end of such Fiscal Year is greater than or equal to 1.50:1, the Borrower shall execute and deliver to the Administrative Agent a certificate of the Borrower's President or a Vice President demonstrating its calculation of Excess Cash Flow for such Fiscal Year along with a prepayment of the then outstanding Advances equal to fifty percent (50%) of the annual Excess Cash Flow.

                  (ii) If the ratio of Consolidated Debt to EBITDA for the Borrower's most recently completed and reported on four fiscal quarters is greater than or equal to 1.50:1, within fifteen (15) days after receipt by any Loan Party or any of its Subsidiaries of Net Cash Proceeds from Asset Dispositions, the Borrower shall prepay the then outstanding Advances in an amount equal to one-hundred percent (100%) of such Net Cash Proceeds in excess of $250,000.00 in any Fiscal Year.

                  (iii) If the ratio of Consolidated Debt to EBITDA for the Borrower's most recently completed and reported on four fiscal quarters is greater than or equal to 1.50:1, within fifteen (15) days after receipt by any Loan Party or any of its Subsidiaries of Net Cash Proceeds from any Debt Issuance or Equity Issuance, the Borrower shall prepay the then outstanding Advances in an amount equal to, with respect to any (x) Debt Issuance, one-hundred percent (100%), and (y) Equity Issuance, one-hundred percent (100%), of such Net Cash Proceeds.

                  (iv) Within fifteen (15) days after receipt of Net Cash Proceeds by any Loan Party or any of its Subsidiaries from any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries and not otherwise included in clause
      (i), (ii) or (iii) above, the Borrower shall prepay the then outstanding Advances in an amount equal to one hundred percent (100%) of such Net Cash Proceeds in excess of $100,000.00 in the aggregate.

                  (v) Each prepayment made by the Borrower pursuant to clause
      (i), (ii), (iii) or (iv) shall be subject to the provisions of Section 11.4(c) and shall be applied to prepay the Facilities in the following manner: FIRST, ratably to the Term A Facility, and ratably, in proportion to the total principal amount of the Term A Facility then outstanding, to each unpaid installment of principal of the Term A Facility until such installments are paid in full; SECOND, to prepay Swing Line Advances then outstanding until such Advances are paid in full; THIRD, to prepay Letter of Credit Advances then outstanding until such Advances are paid in full; FOURTH, to prepay Revolving Credit Advances then outstanding (whereupon the Revolving Credit Facility shall be permanently reduced as set forth in
      Section 2.5(b)(ii) in the amount of such prepayment) until such Revolving Credit Advances are paid in full; and FIFTH, deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding. The portion of each such application allocable to Eurodollar Rate Advances may, at the option of the Borrower (A) be applied to repay such Advances immediately, even if such application shall occur on other than the last day of an applicable Interest Period (in which case the Borrower shall pay the amounts provided for in Section 11.4(c)) or (B) be deposited in the Prepayment Account and applied on the last day of the applicable Interest Periods to prepay the Eurodollar Rate Advances that would otherwise have been prepaid by the amounts deposited in the Prepayment Account. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable. The amount remaining (if any) after the required prepayment of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "REDUCTION AMOUNT") may be retained by the Borrower. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable. Upon the termination of all of the Commitments and the indefeasible payment in full of all Obligations, including, without limitation, termination or expiration of all Letters of Credit, and the indefeasible payment in full of all Obligations in respect of all Letters of Credit, as applicable, then all amounts remaining on deposit in the L/C Cash Collateral Account shall be returned to the Borrower.

                  (vi) The Borrower shall, within fifteen (15) days following the end of each month in each Fiscal Year, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

                  (vii) At any time that the aggregate amount of Revolving Credit Advances outstanding exceeds the Revolving Credit Availability, the Borrower shall immediately repay Revolving Credit Advances to the extent necessary to reduce the principal balance of Revolving Credit Borrowings to an amount equal to or less than the Revolving Credit Availability..

                  (viii) The foregoing notwithstanding, the provisions of this
      Section 2.6(b) shall not be construed to permit any Equity Issuance, Debt Issuance or Asset Disposition otherwise prohibited under the terms of this Agreement.

      Section 2.7 INTEREST.

            (a) SCHEDULED INTEREST. The Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) PRIME RATE ADVANCES. During such periods as such Advance is a Prime Rate Advance, a rate per annum equal at all times to the sum of
      (x) the Prime Rate in effect from time to time PLUS (y) the Applicable Margin for such Advance in effect from time to time, payable in arrears monthly on the last day of each month during such periods and on the date such Prime Rate Advance shall be Converted or paid in full.

                  (ii) EURODOLLAR RATE ADVANCES. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance PLUS (y) the Applicable Margin for such Advance in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (b) DEFAULT INTEREST. (i) With respect to any principal amount of any Advance not paid when due by the Borrower (whether at the stated maturity, by acceleration or otherwise), the Borrower shall pay interest on such unpaid principal amount, in arrears on the dates referred to in clause (a)(i) or
(a)(ii) above and on demand, at a rate per annum equal at all times to the lesser of 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above or to the fullest extent permitted by law (the "Default Rate") and (ii) with respect to the amount of any interest, fee or other amount payable hereunder not paid when due (whether at the stated maturity, by acceleration or otherwise) the Borrower shall pay interest on such unpaid interest, fee or other amount on demand at the Default Rate from the date such amount shall be due until such amount shall be paid in full.

            (c) NOTICE OF INTEREST RATE. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.2(a), the Administrative Agent shall give notice to the Borrowers and each appropriate Lender of the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (ii) of this Section 2.7.

      Section 2.8 FEES.

            (a) COMMITMENT FEES. The Borrower shall pay to the Administrative Agent, for the account of the Lenders, commitment fees, from the Closing Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, until the Revolving Credit Termination Date, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing September 30, 2001, and on the Revolving Credit Termination Date on the average daily Unused Revolving Credit Commitment of such Lender at a rate per annum equal to the percentage per annum determined pursuant to the last paragraph of this Section 2.8(a) by reference to the ratio of Consolidated Debt to EBITDA at such time, as set forth below:

Consolidated Debt
to EBITDA Ratio                                      Commitment Fee
------------------                                   --------------
Greater than 2.0 to 1.0                                   .50%

Greater than 1.75 to 1.0                                  .50%
but less than or equal to 2.0 to 1.0

Greater than 1.50 to 1.0                                  .40%
but less than or equal to 1.75 to 1.0

Greater than 1.00 to 1.0                                  .35%
but less than or equal to 1.50 to 1.0

Equal to or Less than 1.0 to 1.0                          .30%

The ratio of Consolidated Debt to EBITDA shall be determined in the same manner as is the Applicable Margin. For purposes of this subsection (a), Swing Line Advances shall only constitute utilization of the Revolving Credit Commitment of the Swingline Bank or of any Revolving Lender actually funding such Swingline Advance and shall not constitute utilization of the Revolving Credit Commitments of the Revolving Credit Lenders who have no outstanding Swingline Advances. Notwithstanding the foregoing, prior to the date which is six months from the date hereof the rate per annum on the average daily Unused Revolving Credit Commitment of such Lender shall be equal to .50%.

            (b) LETTER OF CREDIT FEES. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing

September 30, 2001, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any such Letter of Credit and on the Revolving Credit Termination Date or on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate per annum equal to the Applicable Margin then in effect for Eurodollar Advances under the Revolving Credit Facility.

                  (ii) In addition to the foregoing fees described in (i) above, the Borrower shall pay to the Issuing Bank, for its own account, (x) on the Available Amount of each Letter of Credit, a fronting fee, for the period from the date of issuance of such Letter of Credit to and including the termination thereof, computed at the rate of one quarter of one percent (1/4%) per annum, payable in arrears quarterly on the last Business Day of each March, June, September and December of each year and on the date of termination thereof and (y) transfer fees and other customary fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

            (c) ADMINISTRATIVE AGENT'S FEES. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed in writing between the Borrower and the Administrative Agent.

      Section 2.9 CONVERSION OF ADVANCES.

            (a) OPTIONAL. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.7 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; PROVIDED, HOWEVER, that any Conversion of Eurodollar Rate Advances into Prime Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances unless the Borrower pays the amounts, if any, provided for in Section 11.4(c), any Conversion of Prime Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.1(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.2(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

            (b) MANDATORY. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $500,000.00, such Advances shall automatically Convert into Prime Rate Advances.

                  (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1, the Administrative Agent will forthwith so notify the Borrower and the appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance.

                  (iii) Upon the occurrence and during the continuance of any Event of Default and the acceleration of the Notes, interest thereon and other amounts payable by the Borrower under this Agreement and the other Loan Documents pursuant to Article 9, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

      Section 2.10      INCREASED COSTS, ETC.

            (a) If, due to either (i) the introduction of or any change in reserve requirements included in the Eurodollar Rate Reserve Percentage, or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate or Prime Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding for purposes of this Section
2.10 any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; PROVIDED, HOWEVER, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or reasonably expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of

Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

            (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed greater than 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under any Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance and (ii) the obligation of the appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

            (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Prime Rate Advance and (ii) the obligation of the appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; PROVIDED, HOWEVER, that before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to find or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

      Section 2.11 PAYMENTS AND COMPUTATIONS.

            (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York time) on the day when due in U.S. dollars to the

Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 11.7(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent shall distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

            (c) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

            (d) All Prime Rate Advances shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 365 or 366 days, as applicable, and all Eurodollar Rate Advances shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. All computations of interest, fees, and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days (or in the case of Prime Rate Advances 365 or 366, as applicable), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

      Section 2.12 TAXES.

            (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, net income taxes that are imposed by the United States and net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender Party or the Administrative Agent by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender Party by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

            (c) The Borrower shall indemnify each Lender Party and the Administrative Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this
Section 2.12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, except with respect to any Lender Party or the Administrative Agent, as the case may be, for such a liability arising from such Lender Party's or the Administrative Agent's, as the case may be, willful misconduct or gross negligence. This indemnification shall be made within thirty (30) days from the date such Lender Party or the Administrative Agent, as the case may be, makes written demand specifying in reasonable detail the basis therefor.

            (d) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.2, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it became a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two (2) original Internal Revenue Service forms W8BEN or W8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; PROVIDED, HOWEVER, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

            (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

            (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

      Section 2.13 SHARING OF PAYMENTS, ETC. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (i) on account of Obligations due and payable to such Lender Party hereunder or under the Notes at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations due and payable to such Lender Party at such time to (y) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder or under the Notes at such time obtained by all the Lender Parties at such time or (ii) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations owing to such Lender Party at such time to (y) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender

Party shall be rescinded and each such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (x) the purchase price paid to such Lender Party to (y) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (x) the amount of such other Lender Party's required repayment to (y) the total amount of such required repayments to the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered.

The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

      Section 2.14 USE OF PROCEEDS. The proceeds of the Advances and issuances of Letters of Credit shall be available, and the Borrower shall use such proceeds and Letters of Credit solely (a) to finance, in part, the Merger, to pay fees and expenses incurred in connection with the Merger, (b) to repay existing indebtedness and (c) to finance working capital and capital expenditures of the Borrower.

      Section 2.15 DEFAULTING LENDERS. (a) In the event that, at any one time,
(i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section
2.1. Such Advance shall be a Prime Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.1, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection
(a) and shall set forth in such notice (i) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (ii) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

            (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents, payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

                  (i) FIRST, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

                  (ii) SECOND, to the Lender Parties for any Defaulted Amounts then owing to such Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

            (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Fleet, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Fleet's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                  (i) FIRST, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

                  (ii) SECOND, to the Lender Parties for any amount then due and payable by such Defaulting Lender to such Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such Lender Parties; and

                  (iii) THIRD, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents in such manner as the Administrative Agent shall reasonably direct.

            (d) The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

      Section 2.16 REMOVAL OF LENDER. In the event that any Lender Party (an "AFFECTED LENDER") (a) demands payment of costs or additional amounts pursuant to Section 2.10 or Section 2.12 or (b) asserts, pursuant to Section 2.10(d) that it is unlawful for such Affected Lender to make Eurodollar Rate Advances, then (subject to such Affected Lender's right to rescind such demand or assertion within 10 days after the notice from the Borrower referred to below), so long as no Event of Default exists the Borrower may, upon 20 days' prior express written notice to such Affected Lender and the Administrative Agent, with the reasonable assistance of the Administrative Agent, elect to cause such Affected Lender to assign all of its rights and obligations under this Agreement (including, without limitation, all of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it) to an Eligible

Assignee selected by the Borrower which is reasonably satisfactory to the Administrative Agent, so long as such Affected Lender receives payment in full in immediately available funds of the outstanding principal amount of all Advances made by it and all accrued and unpaid interest thereon and all other amounts due and payable to such Affected Lender as of the effective date of such assignment (including, without limitation, amounts owing to such Affected Lender pursuant to Section 2.3, 2.4, 2.7, 2.8, 2.10 or 2.12) and in such case such Affected Lender agrees to make such assignment, and such assignee shall agree to accept such assignment and assume all the obligations of such Affected Lender hereunder, in accordance with Section 11.7. Until the consummation of an assignment in accordance with the foregoing provisions of this Section 2.16, the Borrower shall continue to pay to the Affected Lender any Obligations as they become due and payable.

                                   ARTICLE III
                              CONDITIONS OF LENDING

      Section 3.1 CONDITIONS PRECEDENT TO INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of each of the following conditions precedent before or concurrently with the Initial Extension of Credit:

            (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent and the Lenders, and in sufficient copies (except for the Notes), for each Lender Party:

                  (i) The Notes payable to the order of the Lenders duly executed by the Borrower.

                  (ii) A security agreement in substantially the form of EXHIBIT H granting to the Administrative Agent, for the ratable benefit of the Lenders, a first and only priority security interest (subject only to Permitted Liens) in the Collateral described therein (together with each other security agreement delivered pursuant to Section 5.13, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, each a "SECURITY AGREEMENT"), duly executed by each Loan Party, together with:

     (A) proper, duly executed financing statements under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first and only priority Liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement;

     (B) completed requests for information, dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed that name any Borrower or any other Loan Party as debtor, together with copies of such financing statements;

     (C) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby;

     (D) evidence of the insurance required by the terms of the Security Agreement;

     (E)    [Intentionally Omitted];

     (F) original stock certificates representing the Pledged Shares referred to in the Security Agreement, accompanied by undated stock powers executed in blank and irrevocable proxies;

     (G) in the case of the Borrower's Foreign Subsidiaries, all action necessary to allow the Administrative Agent to obtain a valid and enforceable, first priority, perfected security interest in 65% of the stock of each Foreign Subsidiary and a memorandum to the Administrative Agent from appropriate foreign counsel confirming that the Administrative Agent, on behalf of the Secured Parties, has obtained a valid and enforceable first priority perfected security interest in the relevant Pledged Stock or outlining the steps necessary to obtain a perfected security interest in the relevant Pledged Stock; and

     (H) a duly executed note assignment agreement in substantially the form of EXHIBIT F hereto (as amended, modified and supplemented from time to time, the "NOTE ASSIGNMENT AGREEMENT") covering (and together with) all intercompany notes in substantially the form of EXHIBIT I hereto (each an "Intercompany Note" and collectively, the "INTERCOMPANY NOTES") made by the Borrower's Subsidiaries payable to the Borrower and duly endorsed to the Administrative Agent;

     (I) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first and only priority liens and security interests created under the Security Agreement has been taken.

                  (iii) (A) Mortgages duly executed by the applicable Loan Party for each Mortgaged Property listed on SCHEDULE 4.21, together with evidence that counterparts of the Mortgages have been delivered to a title insurance company (reasonably acceptable to the Lenders) insuring the Lien of the Mortgages for recording in all places to the extent necessary or desirable, in the reasonable judgment of the Lenders, to create a valid and enforceable first priority lien on each Mortgaged Property listed on
      SCHEDULE 4.21 (subject only to Permitted Real Property Encumbrances) in favor of the Administrative Agent (or a trustee acting on behalf of the Administrative Agent required or desired under local law) for the benefit of the Secured Parties;

     (B) Mortgagee title insurance policies (or binding commitments to issue such title insurance policies) which shall (1) be issued to the Administrative Agent for the benefit of the Secured Parties by title insurance companies reasonably satisfactory to the Administrative Agent (the "MORTGAGE POLICIES") in amounts reasonably satisfactory to the Administrative Agent insuring that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects, encumbrances and other Liens except Permitted Real Property Encumbrances, (2) be in form and substance reasonably satisfactory to the Administrative Agent (3) include, as appropriate, an endorsement for future advances under this Agreement, the Notes and the Mortgages and such other endorsements that the Administrative Agent in its discretion may reasonably request, (4) not include an exception for mechanics' liens, and (5) provide for affirmative insurance and such reinsurance (including direct access agreements) as the Administrative Agent in its discretion may reasonably request; and

     (C) Surveys, in form and substance satisfactory to the Administrative Agent, of each Mortgaged Property listed on SCHEDULE 4.21, dated a recent date reasonably acceptable to the Administrative Agent, certified by a licensed professional surveyor in a manner satisfactory to the Administrative Agent for the benefit of the Lenders.

                  (iv) An intellectual property security agreement in substantially the form of EXHIBIT J hereto granting to the Administrative Agent for the ratable benefit of the Lenders a first and only priority security interest in all of each Loan Party's intellectual property (together with each other intellectual property security agreement delivered pursuant to Section 5.13, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, each an "INTELLECTUAL PROPERTY SECURITY AGREEMENT"), duly executed by each Loan Party, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first and only priority Liens and security interests created under the Intellectual Property Security Agreement has been taken.

                  (v) A guaranty in substantially the form of EXHIBIT L hereto (as hereafter amended, supplemented or otherwise modified from time to time in accordance with its terms, the "SUBSIDIARY GUARANTY"), duly executed by each Domestic Subsidiary of the Borrower.

                  (vi) An Intercreditor Agreement in form and substance satisfactory to Administrative Agent shall have been duly executed by the Canadian Lender.

                  (vii) Certified copies of resolutions of the Board of Directors of each Loan Party approving the Merger, this Agreement, the Notes, and each other Loan Document and Merger Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Merger, this Agreement, the Notes, and each other Loan Document and Merger Document.

                  (viii) A copy of the charter of each Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the Initial Extension of Credit) by the Secretary of State of the jurisdiction of its incorporation as being a true and correct copy thereof.

                  (ix) A copy of a certificate of the Secretary of State of the jurisdiction of its incorporation, dated within seven (7) Business Days of the date of the Initial Extension of Credit, listing the charter of each Loan Party and each amendment thereto on file in its office and certifying that (A) such amendments are the only amendments to such Loan Party's charter on file in its office, (B) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

                  (x) A copy of a certificate of the Secretary of State of each State listed on SCHEDULE 3.1(a)(x), dated reasonably near the date of the Initial Extension of Credit, stating that each Loan Party is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

                  (xi) A certificate of each Loan Party signed on behalf of such Loan Party by a Responsible Officer and the Secretary or an Assistant Secretary of such Loan Party, dated the date of the Initial Extension of Credit (the statements made in such certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in this Section 3.1(a)(xi), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date of the Initial Extension of Credit, (C) the due incorporation and good standing of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Information Memorandum, any Pre-Commitment Information, the Loan Documents and the Merger Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                  (xii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement, the Notes, each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                  (xiii) Such financial, business and other information regarding each Loan Party and each such Person's Subsidiaries as any of the Lenders shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, Environmental Actions, Environmental Permits, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements dated July 31, 2000, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Initial Lenders due diligence review reveals material changes since such financial statements, as of a later date within thirty (30) days of the day of the Initial Extension of Credit), pro forma financial statements as to each of the Loan Parties and forecasts prepared by management of the Borrower, all in form and substance reasonably satisfactory to the Lenders.

                  (xiv) A Notice of Borrowing with respect to each Facility pursuant to which the Borrower shall request an Initial Extension of Credit.

                  (xv)  A Borrowing Base Certificate.

            (b) The Initial Lenders shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries after the Merger, including, without limitation, the terms and conditions of the charter, by-laws and each class of capital stock of each Loan Party, Minntech and their respective Subsidiaries and of each agreement or instrument relating to such structure or capitalization.

            (c) The Initial Lenders shall be satisfied that all Existing Debt has been (or, upon consummation of the Merger will be) prepaid, redeemed or defeased in full or otherwise satisfied and extinguished concurrently with the funding of the Initial Extension of Credit and that all Surviving Debt shall be on terms and conditions satisfactory to the Initial Lenders.

            (d) All necessary governmental and third party approvals (which third party approvals are material) and compliance with all laws, including ERISA, except to the extent that failure by the Borrower, Minntech or their Subsidiaries in connection with the operations of their business to comply with laws would not have or would not reasonably be expected to have a Material Adverse Effect (excluding for purposes of this exception the consummation of the Merger and financing transaction contemplated herein).

            (e) The Borrower and each Guarantor shall have given the Administrative Agent such access to their respective books and records as the Administrative Agent may have requested upon reasonable notice in order to carry out its investigations, appraisals and analyses, including, but not limited to, calculation of the value of Eligible Receivables and Eligible Inventory, and the Administrative Agent and the Initial Lenders shall have received all additional financial, business and other information regarding the Borrower, Minntech and their respective Subsidiaries and properties as they shall have reasonably requested. All of the information, taken as a whole, provided by or on behalf of the Borrower, Minntech and their respective Subsidiaries to the Administrative Agent and the Initial Lenders prior to their commitment in respect of the Facilities (the "PRE-COMMITMENT INFORMATION") shall be true and correct in all material respects and the Administrative Agent shall not have become aware of any information not disclosed to it prior to the date of the Commitment Letter which it considers to be inconsistent with its understanding of the proposed business, assets, operations, structure, prospects and conditions of each of the Borrower, Minntech and their respective Subsidiaries that results in or would reasonably be expected to result in a material change in, or material deviation from, the information, taken as a whole, previously delivered to the Administrative Agent or would reasonably be expected to be materially adverse to the condition (financial or otherwise), business, operations, properties or prospects of the Borrower, Minntech and their respective subsidiaries, taken as a whole, or to the Administrative Agent or the Lenders, or to the legal, tax, accounting or financial aspects of the Merger.

            (f) The Borrower shall have delivered a certificate, in form and substance reasonably satisfactory to the Administrative Agent, attesting to the Solvency of the Borrower immediately before and immediately after giving effect to the Transaction, from its President or a Vice President. With respect to the Solvency of the Borrower, the Administrative Agent shall have received such appraisals or other analyses from independent experts of the Borrower as it may request, and such appraisals and analyses shall be in form and substance satisfactory to the Administrative Agent.

            (g) The Borrower shall have demonstrated to the Administrative Agent's reasonable satisfaction that: (i) the operations of the Borrower and its Subsidiaries comply in all material respects with applicable Environmental Laws and health and safety statutes and regulations, including, without limitation, regulations promulgated under the Federal Resource Conservation and Recovery Act; (ii) such operations are not the subject of any federal, state or local investigation evaluating the need for remedial action involving an expenditure to respond to such Environmental Actions; (iii) neither the Borrower nor any Guarantor has or could reasonably be expected to have any material contingent liability in connection with any Environmental Action, and (iv) with respect to the operations of the Borrower, Minntech and their respective Subsidiaries, Administrative Agent has not uncovered any condition or conditions not disclosed in the Pre-Commitment Information which could be reasonably expected to have a Material Adverse Effect on the Borrower, Minntech and their respective Subsidiaries, taken as a whole.

            (h)   [Intentionally Omitted].

            (i) The Administrative Agent shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as loss payee or an additional insured, as applicable, under all insurance policies to be maintained with respect to the properties of the Borrower, Minntech and their respective Subsidiaries forming any part of the Lenders' Collateral under the Security Agreement and the other Loan Documents and Collateral Documents.

            (j) The Administrative Agent shall have been satisfied with the structure for the financing and related processes and with the legal and tax opinions of counsel for the Borrower and the Guarantors and local and special counsel to the extent requested by the Administrative Agent in connection with the Transaction.

            (k) There shall exist no Default or Event of Default under any of the Loan Documents, and all legal matters incident to the Initial Extension of Credit shall be satisfactory to counsel for the Administrative Agent.

            (l) The Borrower shall have paid to Administrative Agent, for the ratable benefit of the Initial Lenders, a ticking fee, if any, equal to .25% per annum of the total Commitment which shall have accrued pursuant to the terms of the Commitment Letter.

            (m) The Borrower shall have paid to Administrative Agent all fees referred to in the Commitment Letter and the related fee letter, dated as of May 30, 2001, from Fleet to Borrower, at such times and in such manner as set forth therein and all accrued reasonable fees and expenses of the Administrative Agent and the Initial Lenders (including the fees and expenses of counsel for the Administrative Agent and local counsel for the Administrative Agent).

            (n) The Merger shall have been, or shall be concurrently, consummated pursuant to the terms and conditions of the Merger Agreement dated May 30, 2001, attached as Annex A to Borrower's Registration Statement on Form S-4 filed with the Securities and Exchange Commission and declared effective on July 31, 2001, and in accordance with applicable law and the documentation for the financing of the Merger and related transactions, and otherwise on terms reasonably satisfactory to the Administrative Agent. The conditions of the Merger shall have been satisfied without giving effect to waivers, amendments, modifications or supplements except as approved in advance in writing by the Administrative Agent and without amendments, modifications or supplements to any related disclosure letter or schedule not approved in writing in advance by the Administrative Agent. The documents and materials filed publicly by the Borrower and/or Minntech in connection with the Merger shall have been furnished to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent. All required stockholder approval to effect the Merger shall have been obtained. The Administrative Agent shall have received certified copies of each of the Merger Documents, each of which shall be satisfactory to the Lenders and in full force and effect.

            (o) The Administrative Agent shall be satisfied that there are no state takeover laws and no supermajority charter provisions applicable to the Merger, or that any conditions to avoiding such restrictions have been satisfied.

            (p) All contracts with Olympus America Inc. shall be and remain valid and in force, except to the extent that the failure of any one or more such contracts to remain valid and in force with Olympus America Inc. or its affiliates, would not, individually or together, have or reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, operations, properties and/or prospects of Borrower and Minntech and their respective Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

            (q) The absence of any material adverse change in the condition (financial or otherwise), operations, business, properties and/or prospects of the Borrower and Minntech and their respective subsidiaries, taken as a whole, following the date of the Commitment Letter.

            (r) There shall be no litigation or administrative proceedings or other legal or regulatory developments actual or threatened that would be reasonably expected to result in a Material Adverse Effect on (a) the condition (financial or otherwise), business, properties, operations, or prospects of the Borrower, Minntech and their respective subsidiaries taken as a whole since July 31, 2000, in respect of the Borrower and their Subsidiaries and since March 31, 2001, in respect of Minntech and its Subsidiaries, (b) the condition (financial or otherwise), operations, business, properties or prospects of the Borrower and Minntech and their respective subsidiaries, taken as a whole, following the date of the Commitment Letter or (c) on the rights and remedies of the Administrative Agent or on the ability of the Borrower, Minntech and their respective subsidiaries to perform their obligations.

            (s) Receipt of a copy of a fairness opinion from Minntech's investment banker addressed to Minntech's board of directors, relating to the terms of the Merger.

            (t) Purchase of Interest Rate Protection for 50% of the Term A Facility in a manner satisfactory to the Administrative Agent.

            (u) All Advances made under this Agreement shall be in full compliance with all applicable requirements of law, including, without limitation, Federal Reserve Regulations T, U, and X.

            (v) The Administrative Agent shall have received a duly executed and delivered counterparts of landlord waivers from all landlords and leasehold mortgage holders and bailee letters from all warehousemen and bailees with respect to any Inventory located at a location that is not owned by the Borrower, as deemed necessary or desirable in the Administrative Agent's sole discretion, to preserve or otherwise in respect of the Administrative Agent's rights in Collateral. The Administrative Agent shall also have received such bank consent agreements, third party consents, intercreditor agreements or other agreements, as deemed necessary or desirable in the Administrative Agent's sole discretion, to preserve or otherwise in respect of the Administrative Agent's rights in the Collateral.

            (w) The Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request, and all legal matters incident to such Borrowing shall be satisfactory to counsel for the Administrative Agent.

      Section 3.2 CONDITIONS PRECEDENT TO EACH BORROWING AND ISSUANCE. The obligation of each appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Revolving Credit Lender pursuant to
Section 2.3(c) and a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.2(b)), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance thereof) or renew a Letter of Credit and the right of the Borrower to request the issuance or renewal of a Letter of Credit shall each be subject to the further conditions precedent that on the date of each such Borrowing or issuance or renewal:

            (a) Each of the conditions precedent listed in Section 3.1 shall have been previously or concurrently satisfied or waived in accordance with this Agreement.

            (b) The following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, or Notice of Issuance or

Notice of Renewal and the acceptance by the Borrower of the proceeds of a Borrowing or of a Letter of Credit or the renewal of a Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, issuance or renewal, in which case, as of such specific date;

                  (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom, that constitutes a Default;

                  (iii) for each Revolving Credit Advance, Swing Line Advance made by the Swing Line Bank or issuance or renewal of any Letter of Credit, the Borrowing Base equals or exceeds the aggregate principal amount of the Revolving Credit Advances PLUS Swing Line Advances PLUS Letter of Credit Advances PLUS the aggregate Available Amount of all Letters of Credit then outstanding after giving effect to such Advances or issuance or renewal, respectively; and

            (c) The Administrative Agent shall have received such other approvals, opinions or documents as any appropriate Lender through the Administrative Agent may reasonably request, and all legal matters incident to such Borrowing or issuance of such Letter of Credit shall be satisfactory to counsel for the Administrative Agent.

      Section 3.3 DETERMINATIONS UNDER SECTION 3.1. For purposes of determining compliance with the conditions specified in Section 3.1, each Initial Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Initial Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received written notice from such Initial Lender prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Initial Lender shall not have made available to the Administrative Agent such Initial Lender's ratable portion of such Borrowing.


                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE BORROWER

      The Borrower represents and warrants as follows:

      Section 4.1 ORGANIZATION. Each Loan Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect and (c) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

      Section 4.2 SUBSIDIARIES. Set forth on SCHEDULE 4.2 hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

      Section 4.3 CORPORATE POWER, AUTHORIZATION. The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each Merger Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene such Loan Party's charter or bylaws, (b) violate any law (including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (c) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust, lease or other material contract, instrument or agreement binding on or affecting any Loan Party, any of its Subsidiaries or any of their respective properties or (d) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument or agreement, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

      Section 4.4 GOVERNMENTAL AUTHORIZATIONS, APPROVALS. Other than those which have been obtained or made, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is or was required, for (a) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document or any Merger Document to which it is or is to be a party, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created by the Collateral Documents (including the first and only priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on SCHEDULE 4.4, all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

      Section 4.5 DUE EXECUTION, VALIDITY, ENFORCEABILITY. This Agreement and each Merger Document has been, and each of the Notes and each other Loan Document has been or when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement and each Merger Document is, and each of the Notes and each other Loan Document has been or when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

      Section 4.6 FINANCIAL STATEMENTS. (a) The consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at July 31, 2000, and the related consolidated and consolidating statements of income and consolidated statement of cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, accompanied by (in the case of such Consolidated financial statements) an opinion of Ernst & Young LLP, independent auditors, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at April 30, 2001, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period then ended, duly certified by the President or a Vice President of the Borrower, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at April 30, 2001, and said statements of income and cash flows for the period then ended, to year-end type adjustments, the Consolidated (and, with respect to the balance sheets dated July 31, 2000, consolidating) financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated (and, with respect to the statements of income dated July 31, 2000, consolidating) results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP applied on a consistent basis, and, since April 30, 2001, there has been no Material Adverse Change; and (b) the consolidated and consolidating balance sheets of Minntech and its Subsidiaries as at March 31, 2001, and the related consolidated and consolidating statements of income and consolidated statement of cash flows of Minntech and its Subsidiaries for the Fiscal Year then ended, accompanied by (in the case of such Consolidated financial statements) an opinion of PricewaterhouseCoopers, LLP, independent public accountants, and the Consolidated balance sheet of Minntech and its Subsidiaries as at June 30, 2001, and the related Consolidated statement of income and Consolidated statement of cash flows of Minntech and its Subsidiaries for the period then ended, duly certified by the Chief Financial Officer of Minntech, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at June 30, 2001, and said statements of income and cash flows for the period then ended, to year-end type adjustments, the Consolidated (and, with respect to the balance sheets dated March 31, 2001, consolidating) financial condition of Minntech and its Subsidiaries as at such dates and the Consolidated (and, with respect to the statements of income dated March 31, 2001, consolidating) results of the operations of Minntech and its Subsidiaries for the period ended on such date, all in accordance with GAAP applied on a consistent basis, and, since June 30, 2001, there has been no Material Adverse Change.

      Section 4.7 PRO FORMA HISTORICAL FINANCIAL STATEMENTS. The Consolidated pro forma balance sheet of the Borrower and its Subsidiaries and Minntech and its Subsidiaries as at April 30, 2001, and the related Consolidated pro forma statement of income of the Borrower and its Subsidiaries and Minntech and its Subsidiaries for the nine month period ended April 30, 2001, certified by the President or a Vice President of Borrower, copies of which have been furnished to each Initial Lender, fairly present the Consolidated pro forma financial condition of the Borrower and its Subsidiaries and Minntech and its Subsidiaries as at such date and the Consolidated pro forma results of operations of the Borrower and its Subsidiaries and Minntech and its Subsidiaries for the nine month period ended on such date, in each case after giving effect to the Transaction, all in accordance with GAAP.

      Section 4.8 ACCURATE INFORMATION. None of the Information Memorandum, any Pre-Commitment Information or any information, exhibit or report furnished by any Loan Party to the Administrative Agent or any Lender Party in connection with the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

      Section 4.9 LITIGATION. Other than the litigation disclosed on SCHEDULE
4.9 (the "DISCLOSED LITIGATION"), there is no action, suit, investigation, litigation or proceeding affecting the Borrower, any other Loan Party or any of their respective Subsidiaries, including, without limitation, any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect, and there has been no Material Adverse Change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on SCHEDULE 4.9.

      Section 4.10 REGULATION U. Neither the Borrower nor any other Loan Party nor any of their respective Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

      Section 4.11      ERISA.

            (a) Except as set forth on SCHEDULE 4.11 hereto, neither the Borrower nor any of its ERISA Affiliates maintains or has maintained any Plans or Multiemployer Plans. Set forth on SCHEDULE 4.11 is a complete and accurate list of all Welfare Plans and all defined contribution plans in respect of which any Loan Party could have liability.

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            (b) Except as set forth in the financial statements referred to in this Section 4.6 and in Article 7, neither the Borrower, any of the other Loan Parties nor any of their respective Subsidiaries has any material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

      Section 4.12 CASUALTY. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

      Section 4.13 ENVIRONMENTAL MATTERS.

            (a) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all known past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could reasonably be expected to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

            (b) Except as disclosed on, or in the environmental assessment reports listed on, SCHEDULE 4.13 hereto, (i) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and, to the best of its knowledge, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or, to the best of its knowledge, have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently owned or operated by any Loan Party or any of its Subsidiaries, or any property formerly owned or operated by any Loan Party or any of its Subsidiaries.

            (c) Except as disclosed on, or in the environmental assessment reports listed on, SCHEDULE 4.13, no Loan Party or any of its Subsidiaries is undertaking or has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or Remedial, Response or Removal action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the

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requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated by any Loan Party or any of its Subsidiaries or any property formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

      Section 4.14 BURDENSOME DOCUMENTS. Except as set forth on SCHEDULE 4.14, no Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect.

      Section 4.15 PRIORITY OF LIENS. The Collateral Documents create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a valid and, upon either the filing by the Administrative Agent or its representative of the proper financing statements referred to in SECTION 3.1(a)(ii) hereof or the taking of possession of appropriate collateral, perfected first priority security interest in the Collateral (other than Permitted Liens) securing the payment of the Obligations. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens and security interests created or expressly permitted under the Loan Documents.

      Section 4.16 TAXES.

            (a) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

            (b) Set forth on SCHEDULE 4.16(b) is a complete and accurate list of each taxable year of each Loan Party and each of its Subsidiaries for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR").

            (c) There is no unpaid amount of adjustments to the Federal income tax liability of any Loan Party or any of its Subsidiaries proposed by the Internal Revenue Service with respect to Open Years. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (d) Other than as disclosed in Minntech's annual report on form 10-K for the fiscal year ended March 31, 2001 or on SCHEDULE 4.16(d), there is no unpaid amount of adjustments to the state, local and foreign tax liability of each Loan Party and each of its Subsidiaries proposed by any state, local or foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns). No issues have been raised by such taxing authorities that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


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            (e) Except as disclosed on SCHEDULE 4.16(e), no "ownership change"
as defined in Section 382(g) of the Internal Revenue Code, and no event that would result in the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the Federal income tax consolidated return regulations, has occurred with respect to any Loan Party.

      Section 4.17 COMPLIANCE WITH SECURITIES LAWS. No Loan Party and none of any Loan Party's Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the Transaction, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder or any takeover, disclosure or other federal, state or foreign securities law or Regulations T, U or X of the Federal Reserve Board. The Borrower is not subject to regulation under any federal, state or foreign statute or regulation which limits its ability to incur Debt.

      Section 4.18 SOLVENCY. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

      Section 4.19 DEBT.

            (a) Set forth on SCHEDULE 4.19(a) is a complete and accurate list of all Debt of the Borrower and its Subsidiaries the principal amount of which is greater than $100,000.00, which Debt is outstanding immediately prior to giving effect to the transactions contemplated hereby (the "Existing Debt"), showing as of the date hereof the principal amount outstanding thereunder and the maturity date thereof.

            (b) Set forth on SCHEDULE 4.19(b) is a complete and accurate list of all Debt of the Borrower and its Subsidiaries the principal amount of which is greater than $100,000.00, which Debt shall remain outstanding after giving effect to the transactions contemplated hereby (the "SURVIVING DEBT"), showing as of the date hereof the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

      Section 4.20 NO DEFAULTS, COMPLIANCE WITH LAWS.

            (a) Except as set forth on SCHEDULE 4.20 hereto, no Loan Party is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default could have a Material Adverse Effect.

            (b) Each Loan Party and, to our knowledge, each officer, director, employee or contractor of any of the foregoing (in so far as related to services provided in respect of the Borrower or any Subsidiary by any such officer, director, employee or contractor) has complied and is in compliance in all respects with all applicable laws, ordinances, regulations, resolutions,


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decrees and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign and all applicable Environmental Laws and Regulations, non-compliance with which could have a Material Adverse Effect.

      Section 4.21 OWNED REAL PROPERTY. Set forth on SCHEDULE 4.21 is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries (each a "MORTGAGED PROPERTY" and, collectively, the "MORTGAGED PROPERTIES"), showing as of the date hereof the street address, county or other relevant jurisdiction, state and record owner thereof. Such Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such Mortgaged Property, free and clear of all Liens, other than Permitted Real Property Encumbrances. The Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Mortgaged Property (and will create a valid and enforceable perfected security interest in and Lien on all fixtures and improvements related to such Mortgaged Property and affixed or added thereto on or after the Closing
Date) in favor of the Administrative Agent (or such other trustees that may be named therein) for the benefit of the Secured Parties, superior to and prior to the rights of all third Persons (except that the security interest created in the Mortgaged Property may be subject to the Permitted Real Property Encumbrances related thereto) and subject to no other Liens (other than Permitted Real Property Encumbrances).

      Section 4.22 LEASED REAL PROPERTY. Set forth on SCHEDULE 4.22 is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. To the best knowledge of each Loan Party, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms. There exists no material default by the Borrower or any of its Subsidiaries party thereto under any lease set forth on SCHEDULE 4.22 and, to the best knowledge of each Loan Party, there exists no material default under any lease set forth on SCHEDULE
4.22 by any other party thereto.

      Section 4.23 MATERIAL CONTRACTS. Set forth on SCHEDULE 4.23 is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof. Except as could not reasonably be expected to have a Material Adverse Effect, each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms. There exists no material default under any Material Contract by the Borrower or any of its Subsidiaries party thereto and, to the best knowledge of each Loan Party, there exists no default under any Material Contract by any other party thereto.

      Section 4.24 INVESTMENTS. Set forth on SCHEDULE 4.24 is a complete and accurate list of all Investments in excess of $250,000.00 held by any Loan Party or any of its Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

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      Section 4.25 INTELLECTUAL PROPERTY. Set forth on SCHEDULE 4.25 is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date. Each Loan Party and each of their respective Subsidiaries owns or has rights to use all patents, trademarks, trade names, service marks, copyrights and other intellectual property necessary to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each Loan Party and each of their respective Subsidiaries conducts its business and affairs without infringement of or interference with any patent, trademark, trade name, service mark, copyright or other intellectual property of any other Person. The Intellectual Property Security Agreement creates, as security for the obligations purported to be secured thereby, a valid and enforceable, and upon filing in the appropriate office, perfected security interest in and Lien on all of the Collateral purported to be covered thereby in favor of the Administrative Agent for the benefit of the Secured Parties, superior to and prior to the rights of all third Persons.

      Section 4.26 MERGER DOCUMENTS. Each Merger Document to which any Loan Party or any of its respective Subsidiaries is a party has been duly executed and delivered by such Loan Party or such Subsidiary, as the case may be, and, to the best knowledge of the Borrower, each Merger Document has been duly executed and delivered by the parties thereto other than the Borrower and its Subsidiaries, and is in full force and effect. The representations and warranties of any Loan Party and each of its respective Subsidiaries contained in each Merger Document to which such Loan Party or such Subsidiary, as the case may be, is a party are true and correct in all material respects on the date hereof and will be true and correct in all material respects on the Closing Date and the Merger Date, as if made on each of such dates, and the Administrative Agent and each Lender Party shall be entitled to rely upon such representations and warranties with the same force and effect as if they were incorporated in this Agreement and made to the Administrative Agent and each Lender Party directly as of the date hereof, the Closing Date, and the Merger Date.

      Section 4.27 FEES. No broker's or finder's fees or commissions or any similar fees or commissions will be payable by any Loan Party or any of its Subsidiaries with respect to the incurrence and maintenance of the Obligations, any other transaction contemplated by the Loan Documents or any services rendered in connection with any such transactions. The Borrower hereby covenants and agree to indemnify the Administrative Agent and each Lender Party against and hold the Administrative Agent and each Lender Party harmless from any claim, demand or liability for broker's or finder's fees or similar fees or commissions.

      The Borrower may, in addition to the reporting requirements set forth in
Section 7.18, at any time and from time to time, supplement or amend any one or more of the other Schedules referred to in this Agreement (other than SCHEDULE
I), and any representation or warranty contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so supplemented or amended; PROVIDED, HOWEVER, that in no event shall any such supplemented or amended disclosure cure any existing Default or Event of Default.

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      A disclosure made by the Borrower in any Schedule to the Credit Agreement that is sufficient to reasonably inform the reader with respect to information required to be disclosed in another Schedule to the Credit Agreement in order to avoid a misrepresentation thereunder shall be deemed to have been made with respect to such other Schedule.


                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

      So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

      Section 5.1 COMPLIANCE WITH LAW. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA.

      Section 5.2 PAYMENT OF TAXES, ETC. Timely pay and discharge, and cause each of its Subsidiaries to timely pay and discharge, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a Lien upon its property; PROVIDED, HOWEVER, that the Borrower and its Subsidiaries shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against the Borrower or any of its Subsidiaries.

      Section 5.3 COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits reasonably necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any Removal, Remedial or other Response action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; PROVIDED, HOWEVER, that the Borrower and its Subsidiaries shall not be required to undertake any such cleanup, Removal, Remedial or Response action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves as determined by the Administrative Agent are being maintained with respect to such circumstances.

      Section 5.4 PREPARATION OF ENVIRONMENTAL REPORTS. The Borrower agrees that the Required Lenders may, upon reasonable prior notice, from time to time in their reasonable discretion, retain an independent professional consultant to prepare environmental site assessment reports for the Borrower or any of its Subsidiaries and/or to review any report relating to Hazardous Materials prepared by or for the Borrower, the cost of which shall be paid fifty (50%) by the Borrower and fifty percent (50%) ratably by the Lenders PROVIDED, THAT, if a Default or Event of Default has occurred and is continuing all such costs shall be at the

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Borrower's sole expense and, upon a reasonable belief that the Borrower or any of its Subsidiaries has breached any covenant or representation with respect to environmental matters or that there has been a material violation of Environmental Laws by the Borrower or one of its Subsidiaries, the Administrative Agent may conduct its own investigation of such matter at any facility or property currently owned, leased, operated or used by the Borrower or one of its Subsidiaries and the Borrower agrees to use their best efforts to obtain permission for the Administrative Agent's professional consultant to conduct its own investigation of any such matter at any facility or property previously owned, leased, operated or used by the Borrower or one of its Subsidiaries. The Borrower and its Subsidiaries hereby grant to the Administrative Agent, its employees, consultants and contractors, the right to enter into or onto the facilities or properties currently owned, leased, operated or used by the Borrower or its Subsidiaries upon reasonable notice to the Borrower to perform such assessments on such property as are necessary to conduct such a review and/or investigation. Any such investigation of any such facility or property shall be conducted, unless otherwise agreed to by the Borrower and the Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any facility or property or to cause any damage or loss to any facility or property. The Borrower and the Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of the Administrative Agent will be obtained and shall be used by the Administrative Agent and Lender Parties for the purpose of internal credit decisions to monitor and police the Advances and/or protect the Administrative Agent's and Lender Parties' security interests in the Collateral. The Administrative Agent agrees to deliver a copy of any such report to the Borrower with the understanding that the Borrower acknowledges and agrees that (i) the Borrower will indemnify and hold harmless the Administrative Agent and each Lender Party from any costs, losses or liabilities relating to the Borrower's use of or reliance on such report and (ii) neither the Administrative Agent nor any Lender Party makes any representation or warranty with respect to such report.

      Section 5.5 MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

      Section 5.6 PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises PROVIDED, THAT, the Borrower shall be permitted to merge a Wholly Owned Subsidiary with and into another Wholly Owned Subsidiary so long as the surviving corporation remains a Wholly Owned Subsidiary of the Borrower.

      Section 5.7 VISITATION RIGHTS.

            (a) At any reasonable time and from time to time during normal business hours, upon reasonable notice, permit the Administrative Agent or the Lender Parties, or any

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agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of and visit the properties of the Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiaries with any of their officers or directors.

            (b) Permit the Administrative Agent and the Lender Parties to conduct on a semi-annual basis, at the sole cost and expense of the Borrower (which cost and expense shall not exceed $10,000.00 per audit) such commercial finance examinations and/or Collateral audits as the Administrative Agent may reasonably request.

      Section 5.8 KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each Subsidiary in accordance with GAAP.

      Section 5.9 MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are reasonably necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

      Section 5.10 COMPLIANCE WITH TERMS OF LEASEHOLDS. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      Section 5.11 PERFORMANCE OF MATERIAL CONTRACTS. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Material Contract to be performed or observed by it, maintain, and cause each of its Subsidiaries to maintain, each such Material Contract in full force and effect, and enforce, and cause each of its Subsidiaries to enforce, each such Material Contract in accordance with its terms.

      Section 5.12 TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arms-length transaction with a Person not an Affiliate.

      Section 5.13 AGREEMENT TO GRANT ADDITIONAL SECURITY.

            (a) Promptly, and in any event within thirty (30) days after the acquisition of assets of the type that would have constituted Collateral at the date hereof and investments of the type that would have constituted Collateral on the date hereof (other than assets with a fair market value of less than $50,000.00), including the capital stock of any direct or indirect

Subsidiary of the Borrower, notify the Administrative Agent of the acquisition of such assets or investments and, to the extent not already Collateral in which the Administrative Agent has a perfected security interest pursuant to the Collateral Documents, such assets and investments will become additional Collateral hereunder to the extent the Administrative Agent deems the pledge of such assets practicable (the "ADDITIONAL COLLATERAL"), and the Borrower will, and will cause each of its direct and indirect Subsidiaries to, take all necessary action, including the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant the Administrative Agent a perfected Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral) pursuant to and to the full extent required by the Collateral Documents and this Agreement.

            (b) Promptly, and in any event no later than thirty (30) days after a request by the Administrative Agent with respect thereto, cause each of the Borrower's direct and indirect Domestic Subsidiaries as the Administrative Agent shall request to become party to, or to execute and deliver a Subsidiary Guaranty, guarantying to the Administrative Agent and the Lenders the prompt payment, when and as due, of all Obligations of the Loan Parties under the Loan Documents, including all obligations under any Hedge Agreements or other hedging agreements.

            (c) Promptly, and in any event no later than thirty (30) days after a request by the Administrative Agent with respect thereto, cause each Guarantor created or established after the date hereof to grant to the Administrative Agent, for the ratable benefit of the Lenders, a first priority Lien on all property (tangible and intangible) of such Guarantor, including, without limitation, all of the capital stock of any of its Domestic Subsidiaries and 65% of the stock of any of its Foreign Subsidiaries, upon terms similar to those set forth in the Collateral Documents and otherwise satisfactory in form and substance to the Administrative Agent. The Borrower shall cause each Guarantor, at its own expense, to become a party to a Security Agreement, an Intellectual Property Security Agreement, a Mortgage and any other Collateral Document and to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Administrative Agent to be necessary or desirable for the creation and perfection of the foregoing Liens (including legal opinion, title insurance, consents, corporate documents and any additional or substitute security agreements or mortgages or deeds of trust). The Borrower will cause each such Guarantor to take all actions reasonably requested by the Administrative Agent (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

            (d) Promptly, and in any event not later than thirty (30) days after a request by the Administrative Agent with respect thereto, (i) deliver to the Administrative Agent as Collateral security the original of all instruments, documents and chattel paper, and all other Collateral of which the Administrative Agent determines it should have physical possession in order to perfect and protect its security interest therein, duly pledged, endorsed or assigned to the Administrative Agent without restriction; (ii) obtain landlord waivers, in form and substance satisfactory to the Administrative Agent, with respect to any Inventory or other Collateral located at a location that is not owned by the Borrower or a Subsidiary; (iii) deliver to the Administrative Agent warehouse receipts covering any portion of the Inventory or other Collateral located in warehouses and for which warehouse receipts are issued; (iv) when an Event of Default exists, transfer Inventory to locations designated by the Administrative Agent; (v) if any Collateral valued in excess of $50,000.00 is at any time in the possession or control of any warehousemen, bailee or the Borrower's agents or processors, notify the Administrative Agent thereof and notify such person of the Administrative Agent's security interest in such Collateral and obtain a landlord waiver or bailee letter, in form and substance satisfactory to the Administrative Agent, from such person and instruct such person to hold all such Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions; (vi) if at any time any Inventory or other Collateral is located on any real property of the Borrower which is subject to a mortgage or other Lien, obtain a mortgagee waiver, in form and substance satisfactory to the Administrative Agent, from the holder of each mortgage or other Lien on such real property; and (vii) take all other reasonable actions and obtain all such other agreements as the Administrative Agent may reasonably deem necessary or desirable in respect of any Collateral.

            (e) The security interests required to be granted pursuant to this Section shall be granted pursuant to the Collateral Documents or, in the Administrative Agent's discretion, such other security documentation (which shall be substantially similar to the Collateral Documents already executed and delivered by the Borrower and the Guarantors) as is satisfactory in form and substance to the Administrative Agent (the "ADDITIONAL COLLATERAL DOCUMENTS") and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except Liens permitted under Section 6.1. The Additional Collateral Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Administrative Agent, for the benefit of the Lender Parties, granted pursuant to the Additional Collateral Documents and, all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of Additional Collateral Documents, the Borrower shall cause to be delivered to the Administrative Agent such agreements, opinions of counsel, and other related documents as may be reasonably requested by the Administrative Agent or the Required Lenders to assure themselves that this Section has been complied with.

      Section 5.14 INTEREST RATE PROTECTION. On or prior to the Closing Date the Borrower shall obtain and thereafter keep in effect one or more interest rate Bank Hedge Agreements (the terms and other provisions of all such Bank Hedge Agreements to be in form and substance satisfactory to Administrative Agent) covering at least 50% of the Term A Advances outstanding on the Closing Date for an aggregate period of not less than three (3) years commencing on the Closing Date.

      Section 5.15 PERFORMANCE OF MERGER DOCUMENTS. Perform and observe, or cause the relevant Subsidiary to perform and observe, all of the terms and provisions of each Merger Document to be performed or observed by it or such Subsidiary, maintain each such Merger Document in full force and effect, enforce each such Merger Document in accordance with its terms, take all such action required or permitted under the Merger Documents to such end as may be from time to time reasonably requested by the Administrative Agent and, upon request of the Administrative Agent, make such demands and requests for action or for information and reports any Borrower or any Subsidiary is entitled to make under any Merger Document.

      Section 5.16 CASH CONCENTRATION OR BLOCKED ACCOUNTS. Promptly, and in any event not later than thirty (30) days after the Closing Date, the Borrower will, and will cause each of its Domestic Subsidiaries, if any, to, either (i) maintain its main cash concentration accounts with the Administrative Agent or
(ii) establish blocked accounts (collectively, the "BLOCKED ACCOUNTS") with such banks (collectively the "COLLECTING BANKS") as are acceptable to the Administrative Agent (subject to irrevocable instructions acceptable to the Administrative Agent as hereinafter set forth) to which all account debtors shall directly remit all payments on Receivables and in which the Borrower will immediately deposit all payments made for Inventory or other payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. The Borrower hereby irrevocably instructs each Collecting Bank that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may instruct such Collecting Bank to send by wire transfer all amounts deposited in the applicable Blocked Account(s) to the Administrative Agent's Account or as the Administrative Agent shall direct and that, upon receipt of any such instructions from the Administrative Agent, such Collecting Bank shall promptly comply with all such instructions. The occurrence of (a) an Event of Default and (b) the Administrative Agent so instructing any Collecting Bank as provided in the immediately preceding sentence is hereinafter referred to as a "CASH DOMINION EVENT." Prior to the occurrence of a Cash Dominion Event, the Collecting Banks shall make all available funds in the applicable Blocked Account(s) available to the Borrower.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

      So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower covenants that it will not, at any time, and will not permit any Subsidiary to do, agree to do or permit to be done, any of the following without the prior consent of the Required Lenders:

      Section 6.1 LIENS, ETC. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, Accounts, Inventory and other Collateral) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code or any other statute of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file any such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, EXCLUDING, HOWEVER, from the operation of the foregoing restrictions the following:

            (a) Liens created under the Loan Documents;

            (b) Permitted Liens;

            (c) Liens existing on the date hereof and described on SCHEDULE 6.1(c);

            (d) Purchase money Liens securing Debt permitted under Section 6.2(c)(i) upon real property or Equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such real property or Equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such real property or Equipment to be subject to such Liens, or Liens existing on any such real property or Equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; PROVIDED, HOWEVER, that no such Lien shall extend to or cover any property other than the real property or Equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

            (e) Liens arising in connection with Capitalized Leases or Operating Leases permitted under Section 6.2(c)(i) or Section 6.2(c)(ii), as applicable; PROVIDED, that no such Lien shall extend to or cover any Collateral or any assets other than the assets subject to such Capitalized Leases or Operating Leases;

            (f) Liens granted by Carsen as required or permitted under the Canadian Credit Agreement; and

            (g) The replacement, extension or renewal of any Lien permitted by clauses (b) through (e) above upon or in the same property theretofore subject thereto in connection with the replacement, extension or renewal (without increase in the amount or any change in any direct or contingent obligor other than insofar as Borrower is permitted to incur the Debt in connection therewith pursuant to Section 6.2(c)(i)) of the Debt secured thereby.

      Section 6.2 DEBT. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

            (a) In the case of the Borrower, (i) Debt incurred pursuant to the Loan Documents and (ii) Debt owed to Carsen as a result of cash advances from Carsen to Borrower after the date hereof which shall be repaid from time to time;

            (b) In the case of any of the Subsidiaries of the Borrower, Debt owed to the Borrower or to a Wholly Owned Domestic Subsidiary of the Borrower; PROVIDED, that such Debt shall be evidenced by an Intercompany Note, such Intercompany Note is assigned and pledged to the Administrative Agent pursuant to the terms of the Security Agreement and the Note Assignment Agreement and there are no restrictions whatsoever on the ability of such Subsidiary to repay such Debt;

            (c) In the case of the Borrower and any of its Subsidiaries:

                  (i) (A) Debt secured by Liens permitted by Section 6.1(d) not to exceed in the aggregate $500,000.00 at any time outstanding, (B) Capitalized Leases, collectively not to exceed in the aggregate $250,000.00 at any time outstanding, (C) Operating Leases with a maximum annual rental obligation collectively not to exceed in the aggregate $1,500,000.00 at any time outstanding and (D) Surviving Debt existing on the date hereof and described on SCHEDULE 4.19(b); and

                  (ii) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

            (d) In the case of Carsen, Debt incurred pursuant to (i) the Canadian Credit Agreement in an amount not to exceed $5,000,000.00 and (ii) the hedging agreements permitted under Section 6.16(b).

      Section 6.3 ACCOUNTS PAYABLE. No accounts payable of the Borrower or any of its Subsidiaries arising from the purchase of property or services, including, without limitation, Inventory acquired for resale shall be outstanding for longer than 120 days from the date of incurrrence, except (a) accounts payable which by their terms become payable after 120 days from incurrence or (b) accounts payable that are subject to good faith dispute by the Borrower.

      Section 6.4 FUNDAMENTAL CHANGES.

            (a) Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that so long as no Default or Event of Default shall have occurred and be continuing and so long as no Default or Event of Default would result therefrom, any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower or the Borrower, as the case may be, provided that in the case of any such merger or consolidation, the Person resulting from such merger or consolidation shall be the Borrower or a Wholly Owned Subsidiary of a Borrower, as the case may be;

            (b) Liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, assign, lease, transfer or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its property, business or assets, or permit any of its Subsidiaries to do any of the foregoing; or

            (c) Acquire or permit any Subsidiary to acquire all or substantially all of the assets of any other Person (including capital stock).

      Section 6.5 SALES, ETC. OF ASSETS. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

            (a) Sales of Inventory in the ordinary course of business;

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            (b) Sales of obsolete Equipment in the ordinary course of
business;

            (c) The sale of any asset by the Borrower or any of its Subsidiaries (other than an asset included in Section 6.5(a), (b) or (d)) so long as (i) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale, (ii) the purchase price for such asset shall be paid to the Borrower or such Subsidiary solely in cash and (iii) the aggregate purchase price paid to the Borrower and all of its Subsidiaries for such asset and all other assets sold by the Borrower and its Subsidiaries (other than an asset included in Section 6.5(a), (b) or (d)) in any Fiscal Year pursuant to this clause (c) shall not exceed $250,000.00; and

            (d) Sales of assets (other than an asset included in Section 6.5(a), (b) or (c)) the aggregate purchase price of which in any Fiscal Year does not exceed $100,000.00.

PROVIDED that in the case of sales of assets pursuant to Section 6.5(d), the Borrower shall apply the entire Net Cash Proceeds from such sale in accordance with Section 2.6(b)(ii) in so far as applicable.

      Section 6.6 INVESTMENTS IN OTHER PERSONS. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

            (a) Investments by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the date hereof and described on SCHEDULE 6.6(a), and additional investments in Wholly Owned Subsidiaries of the Borrower; PROVIDED, HOWEVER, that no more than an aggregate amount equal to $2,000,000.00 outstanding at any time in addition to amounts previously invested shall be invested from the date hereof in Foreign Subsidiaries; and, PROVIDED, FURTHER, that with respect to Investments in any newly acquired or created Wholly Owned Subsidiary (other than a Foreign Subsidiary), any such Subsidiary shall become a Guarantor pursuant to the terms of the Subsidiary Guaranty and an additional grantor pursuant to the terms of the Security Agreement and Intellectual Property Security Agreement and otherwise comply with Section 5.13;

            (b) Loans and advances to officers and other employees in the ordinary course of the business of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $250,000.00 at any time outstanding;

            (c) Investments by the Borrower and its Subsidiaries in Cash Equivalents;

            (d) Investments by the Borrower and its Subsidiaries in Bank Hedge Agreements permitted under Section 5.14;

            (e) Investments consisting of intercompany Debt permitted under
Section 6.2(b);

            (f) Investments existing on the date hereof and described on
SCHEDULE 6.6(f) hereto;

            (g) Investments by the Borrower and its Subsidiaries in deposit accounts opened in the ordinary course of business and otherwise in compliance with Section 5.16;

            (h) Investments consisting of accounts receivable in the ordinary course of business; and

            (i) Investments consisting of other marketable securities the aggregate purchase price of which shall not exceed $500,000.00.

      Section 6.7 DIVIDENDS, ETC. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any such capital stock or any warrants, rights or options to acquire such capital stock, except:

            (a) The Borrower may declare and pay dividends and distributions payable solely in common stock of the Borrower;

            (b) A Subsidiary of the Borrower may declare and pay dividends and distributions to the Borrower;

            (c) The Borrower may consummate the Merger;

            (d) For issuances of stock expressly permitted by Section 6.18;
and

            (e) Stock acquired as the purchase price for stock to be issued pursuant to a Stock Option Plan or pursuant to any other stock option issued by the Borrower.

      Section 6.8 CHANGE IN NATURE OF BUSINESS. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

      Section 6.9 CHARTER AMENDMENTS. Amend, or permit any of its Subsidiaries to amend, its certificate or articles of incorporation or bylaws if such amendment could impair the interests or rights of the Administrative Agent or any Lender Party.

      Section 6.10 ACCOUNTING CHANGES. Make or permit any change in (a) accounting policies or reporting practices, except as mandated or permitted by GAAP, or (b) its Fiscal Year.


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      Section 6.11 PREPAYMENTS, ETC. OF DEBT. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than (i) the prepayment of the Advances in accordance with the terms of this Agreement (ii) regularly scheduled or required repayments or redemptions of Surviving Debt and (iii) the prepayment of payables in the ordinary course of business in connection with any discounting arrangements, (b) amend, modify or change in any manner any term or condition of any Existing Debt or Surviving Debt, or (c) permit any of its Subsidiaries to do any of the foregoing other than to repay any Debt payable to the Borrower, PROVIDED, THAT, Carsen shall be permitted to prepay Debt as required or permitted under the Canadian Credit Agreement.

      Section 6.12 AMENDMENT, ETC. OF MERGER DOCUMENTS. Cancel or terminate any Merger Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Merger Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Merger Document or take any other action in connection with any Merger Document that would, in any such case, impair the value of the interests or rights of the Borrower thereunder, or would impair the interests or rights of the Administrative Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

      Section 6.13 AMENDMENT, ETC. OF MATERIAL CONTRACTS. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract or take any other action in connection with any Material Contract in any said events that would materially impair the value of the interests or rights of the Borrower thereunder or that could impair the interests or rights of the Administrative Agent or any Lender Party, or permit any of their Subsidiaries to do any of the foregoing.

      Section 6.14 NEGATIVE PLEDGE. Enter into or suffer to exist, or permit any of the Subsidiaries of the Borrower to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its properties or assets, other than as provided in the Loan Documents.

      Section 6.15 PARTNERSHIPS, NEW SUBSIDIARIES.

            (a) Become a general partner in any general or limited partnership or joint venture or permit any of its Subsidiaries to do so, or

            (b) Create any new Subsidiary, unless the Borrower and such Subsidiary comply with Section 5.13, including, without limitation, by causing such newly created Subsidiary to become a Guarantor pursuant to the terms of the Subsidiary Guaranty and an additional grantor pursuant to the terms of the Security Agreement and Intellectual Property Security Agreement and all shares of the capital stock of such Subsidiary (or 65% of the shares, in the case of Foreign Subsidiaries, unless such shares are required to be pledged under the

Canadian Credit Agreement) to be pledged to the Administrative Agent pursuant to the Security Agreement.

      Section 6.16 SPECULATIVE TRANSACTIONS. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or derivatives or any similar speculative transactions, except for (a) Bank Hedge Agreements expressly permitted under Section 5.14, (b) hedging agreements used by Carsen to mitigate the financial risk of currency fluctuations between the U.S. Dollar and the Canadian Dollar which shall not exceed twelve (12) months in duration and shall be in an aggregate notional amount not to exceed $20,000,000.00 outstanding at any time and (c) hedging agreements used by Minntech to mitigate the financial risk of currency fluctuations between the U.S. Dollar and either the Eurodollar or the Japanese Yen which shall not exceed twelve (12) months in duration and shall be in an aggregate notional amount not to exceed $12,000,000.00 outstanding at any time.

      Section 6.17 CAPITAL EXPENDITURES. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any Fiscal Year to exceed $4,000,000.00 for such Fiscal Year.

      Section 6.18 ISSUANCE OF STOCK. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock of the Borrower or any Subsidiary of the Borrower, except (a) to the Borrower, (b) to qualify directors if required by applicable law, (c) as set forth in SCHEDULE 6.18, (d) pursuant to the Merger in accordance with the Merger Documents (e) by the Borrower in connection with the exercise of any stock options issued pursuant to a stock option, grant or stock purchase plan permitted hereunder, and (f) issuances of capital stock of the Borrower but only on the condition that no such instrument or security by its terms shall mandate or require the Borrower to, and no holder thereof shall have the right to require the Borrower to, (i) declare or pay any cash dividends or cash distributions in respect thereof or
(ii) purchase, redeem, retire, defease or otherwise acquire for cash any of its capital stock, warrants, options or rights to acquire such capital stock or
(iii) issue securities in respect thereof which payments of or in respect of which are not subordinate to the Obligations under the Loan Documents; and, PROVIDED, FURTHER that no such capital stock shall contain any rights, whether or not on conversion or otherwise that, if exercisable or exercised on the date of issuance could result in a Change of Control, or if exercisable or exercised at any time thereafter could reasonably be expected to result in a Change of Control, and any references in this Agreement to permitted issuances of capital stock of the Borrower shall be subject to the terms of this subsection 6.18(e).

      Section 6.19 GUARANTEED OBLIGATIONS. Create, incur, assume or permit to exist, or permit any of its Subsidiaries to create, incur, assume or permit to exist, any Guaranteed Obligations except (a) by endorsement of instruments or items of payment for deposit to the general account of any Loan Party, (b) for Guaranteed Obligations set forth on SCHEDULE 6.19.

      Section 6.20 TOTAL LIABILITIES TO TOTAL CAPITALIZATION OF CARSEN. The Borrower will not permit, as of the end of each fiscal quarter of Carsen, Carsen's ratio of Total Liabilities to Total Capitalization (calculated in Canadian Dollars) to be greater than 0.50 to 1.00.

                                   ARTICLE VII
                             REPORTING REQUIREMENTS

      So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent and Lender Parties:

      Section 7.1 DEFAULT NOTICE. As soon as possible and in any event within two (2) Business Days after a Responsible Officer of the Borrower obtains knowledge of the occurrence of any Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect, a statement of the President or a Vice President of the Borrower setting forth details of such Default or event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

      Section 7.2 QUARTERLY FINANCIALS. At the earlier of the date of filing with the Securities and Exchange Commission of Borrower's quarterly report on form 10-Q or fifty (50) days after the end of each fiscal quarter of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries, and consolidating balance sheet of the Borrower and its Subsidiaries, as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries, and a consolidating statement of income of the Borrower and its Subsidiaries, for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries and a consolidating statement of income of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified by the President or a Vice President of the Borrower as having been prepared in accordance with GAAP (subject to year-end type adjustments), together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the financial covenants contained in Article 8, PROVIDED, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Article 8, a statement of reconciliation conforming such financial statements to GAAP; PROVIDED, FURTHER, that to the extent that comparable information is set forth in the Borrower's quarterly report on form 10-Q filed with the Securities and Exchange Commission for each such quarter, delivery to the Administrative Agent and the Lender Parties of such 10-Q within the time period specified above shall be acceptable for purposes of this SECTION 7.2.

      Section 7.3 ANNUAL FINANCIALS. At the earlier of the date of filing with the Securities and Exchange Commission of Borrower's annual report on Form 10-K or one hundred five (105) days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries, and consolidating balance sheet of Borrower and its Subsidiaries, as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries, and a consolidating statement of income of the Borrower and its Subsidiaries, for such Fiscal Year, in each case setting forth in comparative form the corresponding figures for the prior Fiscal Year in the case of such Consolidated financial statements accompanied by an opinion acceptable to the Administrative Agent of Ernst & Young LLP or other independent certified public accountants of recognized national standing acceptable to the Administrative Agent, with the consent of the Required Lenders, together with (a) a letter of such accounting firm to the Administrative Agent and Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (b) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Article 8, PROVIDED, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Article 8, a statement of reconciliation conforming such financial statements to GAAP and (c) a certificate of the President or a Vice President of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

      Section 7.4 ANNUAL FORECASTS. As soon as available and in any event no later than sixty (60) days after the end of each Fiscal Year, (i) forecasts prepared by management of the Borrower, including balance sheets, income statements and cash flow statements on a quarterly basis, prepared on a basis consistent with the financial statements delivered pursuant to Sections 7.2 and
7.3 and (ii) a business plan, in each case for the Fiscal Year following such Fiscal Year then ended and in form reasonably satisfactory to the Administrative Agent.

      Section 7.5 ERISA EVENTS AND ERISA REPORTS. (i) Promptly and in any event within twenty (20) days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the President or a Vice President of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to
Section 4010 of ERISA, a copy of such records, documents and information.

      Section 7.6 PLAN TERMINATIONS. Promptly and in any event within five (5) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan or correspondence from the PBGC indicating it is considering termination of any Plan.

      Section 7.7 ACTUARIAL REPORTS. Promptly upon receipt thereof by any Loan Party or any ERISA Affiliate, a copy of the annual actuarial valuation report for each Plan the funded current liability percentage (as defined in Section 302(d)(8)(B) of ERISA) of which is less than 90% or the unfunded current liability (as defined in Section 302(d)(8)(A) of ERISA) of which exceeds $500,000.00 or the present value of benefit liabilities as of the latest actuarial valuation date for such Plan (but not prior to 12 months prior to the date hereof), determined on the basis of a shut down of the company in accordance with actuarial assumptions used by the PBGC in single-employer plan terminations, exceeds the market value of assets exclusive of any contributions due to the Plan by $500,000.00.

      Section 7.8 PLAN ANNUAL REPORTS. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan (to the extent applicable).

      Section 7.9 ANNUAL PLAN SUMMARIES. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, an annual summary of actuarial valuation and other information with respect to each Plan in form, substance and detail satisfactory to the Administrative Agent.

      Section 7.10 MULTIEMPLOYER PLAN NOTICES. Promptly and in any event within five (5) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning, or other correspondence with respect to, (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (i) or (ii).

      Section 7.11 LITIGATION. Promptly after the commencement thereof, notice of all material actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, Federal, state, local or foreign, affecting any Loan Party or any of its Subsidiaries and, promptly after the occurrence thereof, notice of any Material Adverse Change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on SCHEDULE 4.9.

      Section 7.12 SECURITIES REPORTS. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any other governmental authority or with any national securities exchange.

      Section 7.13 CREDITOR REPORTS. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit agreement or similar agreement or instrument and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Article 7.

      Section 7.14 AGREEMENT NOTICES. Promptly upon the sending or receipt thereof, copies of all notices, requests and other documents sent or received by any Loan Party or any of its Subsidiaries under or pursuant to any Material Contract or indenture, loan or credit agreement or similar agreement or instrument regarding or related to any breach or default by any party thereto or any event that could materially impair the value of the interests or the rights of any Loan Party or any of its Subsidiaries or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Contract or indenture, loan or credit agreement or similar agreement or indenture and, from time to time upon request by the Administrative Agent, such information and reports regarding the foregoing as the Administrative Agent may reasonably request.

      Section 7.15 REVENUE AGENT REPORTS. Within ten (10) days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth any adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $250,000.00 or more.

      Section 7.16 ENVIRONMENTAL CONDITIONS. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

      Section 7.17 REAL PROPERTY. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within thirty (30) days after any such request, a report supplementing SCHEDULES 4.21 and 4.22 hereto, including an identification of all real and leased property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to remain accurate and complete in all respects.

      Section 7.18 INSURANCE. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within thirty (30) days after any such request, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent may reasonably request.

      Section 7.19 BORROWING BASE CERTIFICATE. As soon as available and in any event within twenty (20) calendar days after the end of each month, a Borrowing Base Certificate, as at the end of the previous month, certified by the President or a Vice President of the Borrower.

      Section 7.20 MANAGEMENT LETTERS. As soon as available and in any event within five (5) Business Days after the receipt thereof, copies of any "management letter" or similar letter received by a Borrower or its Board of Directors (or any Committee thereof) from its independent public accountants.

      Section 7.21 EXTRAORDINARY OR UNUSUAL ITEMS. As soon as possible but in any event within thirty (30) days after, the accrual of any extraordinary or unusual item that might be deducted in determining net income of a Borrower or any of its Subsidiaries, notice thereof.

      Section 7.22 MONTHLY ACCOUNTS RECEIVABLE AGING REPORTS ETC. As soon as available, but in any event within twenty (20) days after the close of each month during each Fiscal Year, a monthly accounts receivable aging report in summary form only, setting forth the amounts due and owing to Borrower and its Subsidiaries, respectively, as of the close of the preceding month.

      Section 7.23 OTHER INFORMATION. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries or the Collateral as the Administrative Agent or any Lender Party (through the Administrative Agent) may from time to time reasonably request.


                                  ARTICLE VIII

                               FINANCIAL COVENANTS

      So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower and its Subsidiaries on a Consolidated basis, will:

      Section 8.1 MINIMUM EBITDA. Maintain for each period set forth below EBITDA at not less than the respective amounts set forth below:


      FOUR FISCAL QUARTERS ENDING ON:               MINIMUM EBITDA
      -------------------------------               --------------
        4/30/01                                     $15,250,000.00
        7/31/01                                     $15,500,000.00
       10/31/01                                     $16,000,000.00
        1/31/02                                     $16,000,000.00
        4/30/02                                     $16,000,000.00
        7/31/02                                     $17,500,000.00
       10/31/02                                     $17,500,000.00
        1/31/03                                     $18,000,000.00
        4/30/03                                     $18,000,000.00
        7/31/03 and each fiscal quarter thereafter  $20,000,000.00


      Section 8.2 CONSOLIDATED DEBT TO EBITDA RATIO. Maintain as of the end of each fiscal quarter of the Borrower a ratio of Consolidated Debt to EBITDA for the most recently completed four fiscal quarters of the Borrower of not more than the ratio set forth below:


      FOUR FISCAL QUARTERS ENDING ON:               RATIO
      -------------------------------               -----
        4/30/01                                     2.60
        7/31/01                                     2.60
       10/31/01                                     2.60
        1/31/02                                     2.60
        4/30/02                                     2.60
        7/31/02                                     2.00
       10/31/02                                     2.00
        1/31/03                                     2.00
        4/30/03                                     2.00
        7/31/03                                     1.75
       10/31/03                                     1.75
        1/31/04                                     1.75
        4/30/04                                     1.75
        7/31/04 and each fiscal quarter thereafter  1.50


      Section 8.3 FIXED CHARGE COVERAGE RATIO. Maintain as of the end of each fiscal quarter of the Borrower a ratio of (i) EBITDA for the most recently completed four fiscal quarters of the Borrower, LESS Capital Expenditures made by the Borrower and its Subsidiaries during such period, LESS the aggregate amount of federal, state, local and foreign taxes paid or accrued by the Borrower and its Subsidiaries during such period, LESS cash dividends paid or accrued by the Borrower to the holders of its common stock during such period, to the (ii) sum of (x) Interest Expense paid or payable by its terms by the Borrower and its Subsidiaries on all Debt during such period PLUS (y) principal amounts of all Debt paid or payable by its terms by the Borrower and its Subsidiaries during such period, of not less than the ratio set forth below for such period:


      FOUR FISCAL QUARTERS ENDING ON:               RATIO
      -------------------------------               -----
        4/30/01                                     1.20
        7/31/01                                     1.20
       10/31/01                                     1.20
        1/31/02                                     1.20
        4/30/02                                     1.20
        7/31/02                                     1.35
       10/31/02                                     1.35
        1/31/03                                     1.35
        4/30/03                                     1.35
        7/31/03 and each Fiscal Quarter thereafter  1.50


      Section 8.4 MINIMUM AVAILABLE ADJUSTED U.S. CASHFLOW COVERAGE RATIO. So long as the ratio of Consolidated Debt to EBITDA is greater than or equal to 1.50:1, maintain as of the end of each fiscal quarter of the Borrower a ratio of
(i) U.S. EBITDA for the most recently completed four fiscal quarters of the Borrower, PLUS dividends received from Foreign

Subsidiaries (net of applicable withholding taxes), to (ii) the sum of the Borrower and its Subsidiaries U.S. Fixed Charges during such period, of not less than 1.10:1.

                                   ARTICLE IX
                                EVENTS OF DEFAULT

      If any of the following ("EVENTS OF DEFAULT") shall occur and be continuing:

      Section 9.1 PAYMENT. (a) The Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (b) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (b) within two (2) Business Days after the same becomes due and payable; or

      Section 9.2 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or confirmed; or

      Section 9.3 CERTAIN COVENANTS. The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.5, 5.6, 5.7, 5.13, 5.14, 5.15 or 5.16, Article 6 or Article 8; or

      Section 9.4 OTHER COVENANTS. Any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after the earlier of the date on which (a) a Responsible Officer of any Loan Party becomes aware of such failure or (b) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

      Section 9.5 OTHER DEFAULTS. Any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $100,000.00 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, in each case if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

      Section 9.6 BANKRUPTCY, ETC. Any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur, or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this
Section 9.6; or

      Section 9.7 JUDGMENTS.

            (a) Any judgment or order for the payment of money in excess of $250,000.00 (other than such a judgment or order as to which all amounts in excess of $250,000.00 are covered by insurance for which the appropriate insurer has acknowledged responsibility in writing) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of seven (7) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (b) Any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect; or

      Section 9.8 LOAN DOCUMENTS. Any material provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on or enforceable against any Loan Party which is party to it, or any such Loan Party shall so state in writing; or

      Section 9.9 LIENS. Any Collateral Document after delivery thereof shall for any reason cease to or otherwise not create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

      Section 9.10 CHANGE OF CONTROL. Any Change of Control shall occur; or

      Section 9.11 ERISA EVENTS.

            (a) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of the last such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Events) exceeds $100,000.00; or

            (b) Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $100,000.00 or requires payments exceeding $100,000.00 per annum; or

            (c) Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $100,000.00; or

      Section 9.12 BORROWING BASE DEFICIENCY. Any Borrowing Base Deficiency shall occur and be continuing which is not eliminated by the Borrower's prepayment within seven (7) Business Days of then outstanding Swing Line Advances or Revolving Credit Advances in an amount sufficient to eliminate such Borrowing Base Deficiency;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each appropriate Lender (other than the Commitment in respect of Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.3(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.2(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.3(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.2(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and
(y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower and (C) pursue any and all rights and remedies available under this Agreement or the other Loan Documents.

If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Article 9 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.


                                    ARTICLE X
                            THE ADMINISTRATIVE AGENT

      Section 10.1 AUTHORIZATION AND ACTION. Each Lender Party (in its capacities as a Lender, the Issuing Bank, the Swing Line Bank and any Hedge
Bank) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement, any other Loan Document or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice and other material information given to it by the Borrower pursuant to the terms of this Agreement. The Administrative Agent shall not be a trustee or fiduciary for any Lender.

      Section 10.2 AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 11.7; (b) may consult with legal counsel (including counsel for any Loan

Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

      Section 10.3 FLEET AND AFFILIATES. With respect to its Commitments, the Advances made by it and the Notes issued to it, Fleet shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Fleet in its individual capacity. Fleet and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Fleet were not the Administrative Agent and without any duty to account therefor to the Lender Parties.

      Section 10.4 LENDER PARTY CREDIT DECISION. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on the financial statements referred to in
Section 4.6 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

      Section 10.5 INDEMNIFICATION.

            (a) Each Lender Party severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Administrative Agent under any of the Loan Documents; PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 11.4, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower.

            (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Issuing Bank under any of the Loan Documents; PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 11.4, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

            (c) For purposes of Sections 10.5(a) and 10.5(b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term A Commitments at such time, and (iv) their respective Unused Revolving Credit Commitments at such time; PROVIDED, that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 10.5 to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Administrative Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreements of any Lender Party hereunder, the agreement and obligations of each Lender

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Party contained in this Section 10.5 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

      Section 10.6 SUCCESSOR ADMINISTRATIVE AGENTS. The Administrative Agent may resign as to any or all of the Facilities at any time by giving ten (10) days prior written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent as to such of the Facilities as to which the Administrative Agent has resigned or been removed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty
(30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a Lender which is a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000.00. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations under this Agreement and the other Loan Documents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent as to all of the Facilities, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent as to any Facilities under this Agreement.

      Section 10.7 EVENTS OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the

Administrative Agent shall give notice thereof to the Lenders (and shall give each Lender notice of each such non-payment). The Administrative Agent shall (subject to Section 10.2(b) hereof) take such action with respect to such Default as shall be directed by the Required Lenders.

      Section 10.8 DOCUMENTATION AGENT. The parties hereto acknowledge and agree that neither PNC Bank, National Association, nor any Lender which hereafter becomes Documentation Agent shall have, by reason of its designation as Documentation Agent, any power, duty, responsibility or liability whatsoever under this Agreement or any other Loan Document.


                                   ARTICLE XI
                                  MISCELLANEOUS

      Section 11.1 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders and Revolving Credit Lenders holding greater than 51% of the aggregate Revolving Credit Commitments, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) change the percentage of (A) the Commitments,
(B) the aggregate unpaid principal amount of the Advances or (C) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder; (ii) release Collateral with a value exceeding $500,000.00 in the aggregate (except if the sale or other disposition of such Collateral is permitted under this Agreement or one of the other Loan Documents) or permit the creation, incurrence, assumption or existence of any Lien on any material portion of the Collateral in any transaction or series of related transactions to secure any liabilities or obligations other than Obligations owing to the Secured Parties under the Loan Documents; (iii) release any of the Guarantors from their Guaranty; (iv) amend this Section 11.1 or the definition of "Required Lenders"; or (v) limit the liability of any Loan Party under any of the Loan Documents and
(b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Term A Facility, or Revolving Credit Facility if affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) change any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (iv) change the order of application of any prepayment set forth in Section 2.6 in any manner that materially affects such Lender; PROVIDED, FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or the Issuing Bank, as the case may be, under this Agreement or any other Loan Document; and PROVIDED, FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

      Section 11.2 NOTICES ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered,

            (a)   if to the Borrower:

                        Cantel Medical Corp.
                        Overlook at Great Notch
                        150 Clove Road - 9th Floor
                        Little Falls, New Jersey 07424
                        Attention: Mr. Craig A. Sheldon
                                   Vice President and Controller
                        Telephone No.: (973) 890-7220
                        Facsimile No.: (973) 890-7270

                  with a copy to:

                        Dornbush Mensch Mandelstam & Schaeffer, LLP
                        747 Third Avenue
                        New York, New York 10017
                        Attention:  Eric W.  Nodiff, Esq.
                        Telephone No.: (212) 508-9318
                        Facsimile No.:  (212) 753-7673

            (b)   if to the Administrative Agent:

                        Fleet National Bank
                        1185 Avenue of the Americas, 16th Floor
                        New York, New York 10036
                        Attention: Mr. Paul Edwards
                        Telephone No.: (212) 819-6082
                        Facsimile No.:  (212) 819-5897

                  with a copy to:

                        Fleet National Bank
                        250 Moore Street-2nd Floor
                        Hackensack, New Jersey 07601
                        Attention: Mr. Steven P. DeLuise
                                   Vice President

                        Telephone No.: (201) 646-5021
                        Facsimile No.: (201) 488-6185

                  and

                        Winston & Strawn
                        200 Park Avenue
                        New York, New York 10166
                        Attention: Robert W. Ericson, Esq.
                        Telephone No.: (212) 294-6741
                        Facsimile No.: (212) 294-4700

            (c) if to any Initial Lender or the Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on SCHEDULE I attached hereto.

            (d) if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party;

or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed by certified mail, return receipt requested, telegraphed, telecopied or telexed, be effective 3 days after mailing, upon delivery to the telegraph company, upon transmission by telecopier or upon confirmation by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article 2, 3 or 10 shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of this Agreement, the Notes or any other Loan Document or of any Exhibit hereto or thereto or of any amendment or waiver of any provision thereof shall be as effective as delivery of a manually executed counterpart thereof.

      Section 11.3 NO WAIVER; REMEDIES. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Administrative Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

      Section 11.4 COSTS AND EXPENSES.

            (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all reasonable due diligence, collateral review, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, and (B) the fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Administrative Agent and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

            (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender Party and each of their respective Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Transaction, (ii) any acquisition or proposed acquisition or similar business combination or proposed business combination by the Borrower or any of its Subsidiaries or other Affiliates of all or any portion of the shares of capital stock or substantially all of the property and assets of any other Person, (iii) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit by a Borrower or any of its Subsidiaries or other Affiliates and any of the other transactions contemplated by the Loan Documents, or (iv) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, officers, employees, stockholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender Party or any of their respective Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the Transaction, other than claims for direct, as opposed to consequential, damages.

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.9(b)(i) or 2.10(d) or a prepayment pursuant to
Section 2.6(a) or (b), acceleration of the maturity of the Notes pursuant to
Article 9 or for any other reason, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds required by any Lender Party to fund or maintain such Advance.

            (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent, in its sole discretion.

            (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
11.4 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

      Section 11.5 RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Article 9 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Article 9, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower or any of its Subsidiaries against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have at law, in equity or otherwise.

      Section 11.6 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that each such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign any of its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

      Section 11.7      ASSIGNMENTS AND PARTICIPATIONS.

            (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations in respect of one or more Facilities under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000.00, (ii) no such assignment shall be permitted if, immediately after giving effect thereto, the Borrower would be required to make payments to or on behalf of the assignee Lender Party pursuant to Section 2.10(a) or (b) and the assignor Lender Party was not, at the time of such assignment, entitled to receive any payment pursuant to Section 2.10(a) or (b), and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000.00.

            (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

            (d) The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment and the appropriate processing and reconciliation fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five (5) Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit C, D and/or E hereto, as the case may be .

            (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; PROVIDED,

HOWEVER, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with (other than in the case of an assignment by a Lender to an Affiliate of such Lender) a processing and recordation fee of $3,000.00.

            (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it); PROVIDED, HOWEVER, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment, waiver or other modification of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver, modification or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

            (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.7, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; PROVIDED, HOWEVER, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

            (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

      Section 11.8 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

      Section 11.9 NO LIABILITY OF THE ISSUING BANK. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers, directors, employees or agents shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrowers prove were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

      Section 11.10 CONFIDENTIALITY. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

      Section 11.11 FURTHER ASSURANCES. (a) At any time and from time to time, upon the request of the Administrative Agent, the Borrower and each other Loan Party shall execute, deliver and acknowledge or cause to be executed, delivered or acknowledged, such further documents and instruments and do such further acts as the Administrative Agent may reasonably request in order to fully affect the purposes of this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Facilities.

            (b) Upon receipt of an affidavit of an officer of the Administrative Agent or any Lender as to the loss, theft, destruction or mutilation of any Note or Collateral Document which is not of public record and, in the case of any such mutilation, upon the surrender and cancellation of such Note or Collateral Document, the Borrower will issue, in lieu thereof, a replacement Note or Collateral Document in the same principal amount thereof (in the case of any Note) and otherwise of like tenor.

      Section 11.12     JURISDICTION, ETC.

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            (a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND
UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY LENDER PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION.

            (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

      Section 11.13 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS (OTHER THAN THE MORTGAGES WHICH SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION WHERE THE PROPERTY COVERED THEREBY IS LOCATED) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS OTHER THAN GENERAL OBLIGATIONS LAW SECTION 5-1401.

      Section 11.14 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE

ADMINISTRATIVE AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                           [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                              CANTEL MEDICAL CORP.,
                                   as Borrower


                              By     James P. Reilly
                                     ----------------------------------

                              Title: President and CEO
                                     ----------------------------------

                              FLEET NATIONAL BANK,
                              AS ADMINISTRATIVE AGENT,
                              AS INITIAL ISSUING BANK,
                              AS SWING LINE BANK AND AS A LENDER


                              By      Steven P. DeLuise
                                      ----------------------------------

                              Title:  Vice President
                                      ----------------------------------

                              PNC BANK, NATIONAL ASSOCIATION,
                                AS DOCUMENTATION AGENT AND AS A LENDER


                              By     Jeffrey Blakemore
                                     ----------------------------------

                              Title:  Senior Vice President
                                      ---------------------------------

                              WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                   AS A LENDER


                              By     Jason Paulnock
                                     ----------------------------------

                              Title:  Vice President
                                      ---------------------------------